Exhibit 4.11

Kraft Canada Inc.

Kraft Canada Inc. Retirement Plan for Former

Salaried Employees of Nabisco Ltd.

Amended and Restated as of January 1, 2003

Canada Customs and Revenue Agency Number 0568055

Kraft Canada Inc. Retirement Plan for Former Salaried Employees of Nabisco Ltd. Amended and Restated as of January 1, 2003	1

Article 1 Introduction

1.01	The primary purpose of the Plan is to provide retirement income and related benefits for eligible employees of Participating Companies who are employed on and after the Effective Date. It amends and restates Nabisco Ltd. Pension Plan effective January 1, 1997 with respect to eligible employees. On and after January 1, 2003, a Member shall accrue benefits in accordance with the amended and restated Plan. No Employee shall become a Member of the Plan on or after January 1, 2003.

1.02	In June 2000, Philip Morris Companies Inc. entered into agreements with Nabisco Group Holdings and Nabisco Holding Corp. to acquire all the outstanding shares of Nabisco Holding Corp. The acquisition was effective December 11, 2000 and as part of the acquisition, Nabisco Holding Corp. was combined with Kraft Foods Inc.

1.03	The Plan as contained here shall be applicable to Members who are in the employment of Participating Companies on or after January 1, 2003. Benefits in respect of a Member whose employment ceased prior to January 1, 2003 shall be determined in accordance with the terms of the Plan at the time of such cessation of employment except as required by Applicable Pension Laws and Revenue Rules, and as specifically provided herein.

1.04	The Plan is intended to be a pension plan accepted for registration under Revenue Rules and Applicable Pension laws.

The Company intends that the Plan shall meet the requirements of Applicable Pension Laws and Revenue Rules and the continued registration of the Plan under both Applicable Pension Laws and the Income Tax Act is a pre-condition for the Plan to remain operative. If the Plan fails to comply with such requirements, the Company may in its absolute discretion amend the Plan to comply with such requirements or terminate the Plan.

Any amendment to the Plan is conditional upon acceptance for registration under both Revenue Rules and Applicable Pension Laws, and may be modified or withdrawn by the Company, in its sole and absolute discretion, if the amendment is not accepted for registration under either Applicable Pension Laws or Revenue Rules.

1.05	As a condition of Participation in the Plan, the Participating Companies agree that the Plan not be considered to be a multi-employer pension plan with the meaning of Applicable Pension Laws.

Kraft Canada Inc. Retirement Plan for Former Salaried Employees of Nabisco Ltd. Amended and Restated as of January 1, 2003	2

Article 2 Construction, Interpretation and Definitions

Construction and Interpretation

2.01	The masculine pronoun wherever used herein shall include the feminine pronoun and vice versa; the singular shall include the plural and vice versa, as the context shall require. References to a paragraph, Section or an Article means a paragraph, Section or an Article in the Plan.

2.02	The Plan and all the rights and obligations hereunder shall be construed, governed and administered in accordance with Revenue Rules and the laws of the Province of Ontario, except for those rights and obligations which are solely within the jurisdiction of Canada or another province.

2.03	All monetary references in the Plan are to be construed as being expressed in terms of the lawful currency of Canada.

Definitions

In the Plan, the following terms shall, unless the context clearly indicates otherwise, have the following meanings:

2.04	“Actuarial(ly) Equivalent” means a benefit of equivalent value but of different form of payment to a specified benefit, as determined on a basis of calculation adopted by the Company on the advice of the Actuary and in effect on the date such determination is being made, provided that such basis is in accordance with Applicable Pension Laws and Revenue Rules. Notwithstanding the foregoing, the Company may adopt a basis that eases the administration of the Plan, including the use of unisex factors, provided that such basis is not precluded by Applicable Pension Laws or Revenue Rules.

2.05	“Actuary” means an individual from time to time appointed by the Company to carry out actuarial valuations and provide such actuarial advice and services as may be required from time to time for the purposes of the Plan. The Actuary shall at all times be a person who is a Fellow of the Canadian Institute of Actuaries.

2.06	“Alberta Member” means a Member who reports for work at an establishment of a Participating Company located in the Province of Alberta. Where the Member is not required to report to work at an establishment of a Participating Company, “Alberta Member” means a Member who is paid from the payroll of a Participating Company in the Province of Alberta.

2.07	“Applicable Pension Laws” means the Pension Benefits Act (Ontario) and any regulations pursuant thereto and any amendments or substitutes therefore as well as any similar statute applicable to the Plan and any regulation pursuant thereto adopted by the federal or any provincial government.

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2.08	“Beneficiary” means the person last designated by the Member, pursuant to Section 10.05, to receive any benefit payable to a Beneficiary under the Plan in the event of the death of the Member according to the provisions of Article 10 or, in the absence of an effective designation of a Beneficiary, the estate of the Member.

2.09	“Board” means the board of directors of the Company.

2.10	“British Columbia Member” means a Member who reports for work at an establishment of a Participating Company in the Province of British Columbia. Where the Member is not required to report to work at an establishment of a Participating Company, “British Columbia Member” means a Member who is paid from the payroll of a Participating Company in the province of British Columbia.

2.11	“Canada/Quebec Pension Plan Benefit” means the annual amount, as determined by the Company, which reflects the retirement income that would be payable to the Member under the terms of the Canada Pension Plan or the Québec Pension Plan, whichever is applicable, calculated as if the Member had attained age sixty-five (65) on his Date of Determination and had spent his entire working lifetime with the Company. For the purpose of this calculation, it is assumed that the Canada/Québec Pension Plan Benefit is based on the Member’s Earnings in the 3-year period preceding his Date of Determination.

2.12	“Company” means Kraft Canada Inc. and any successor corporation, whether by amalgamation, merger or otherwise. Prior to December 11, 2000 “Company” means Nabisco Ltd.

2.13	“Continuous Service” means the service of a Member as defined in Section 4.01, used to determine eligibility for benefits.

2.14	(a) “Credited Service” means the service of a Member as defined in Section 4.02, used to determine the amount of benefits for which a Member is eligible.

(b)	“Credited Future Service” means the portion of a Member’s Credited Service accrued on and after January 1, 2003.

(c)	“Credited Past Service” means the portion of a Member’s Credited Service which was accrued under the Plan in accordance with the Company’s records at December 31, 2002.

2.15	“Date of Determination” means the date as of which a benefit is to be calculated under the Plan, as specified in each relevant Section, and being one of the following:

(a)	a Member’s Retirement Date,

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(b)	a Member’s date of termination of employment;

(c)	a Member’s date of death; and

(d)	the date of amendment or discontinuance of the Plan or the date of consolidation or merger of the Plan with another registered pension plan.

2.16	“Early Retirement Date” means the date of a Member’s actual retirement determined in accordance with Section 6.02.

2.17	“Early Retirement Eligible Member” means a Member who at the Date of Determination has completed at least fifteen (15) years of Continuous Service and whose age plus Continuous Service equals at least sixty (60) years.

2.18 (a)	“Earnings” means with amount of remuneration received from the Company, including overtime pay, bonuses and premium pay but excluding prizes or awards in cash or otherwise. For greater certainty, Earnings shall include salary continuance paid following a Member’s advance notification of termination of employment but prior to the actual date of termination. Earnings shall not include severance payments made after the Member’s actual date of termination

(b)	“Best Average Earnings-3” on any Date of Determination means the annual average of a Member’s Earnings in the thirty-six (36) consecutive calendar months of employment immediately preceding the Date of Determination or, if higher, in the three (3) calendar years of highest Earnings prior to the Date of Determination which produce the highest average or, where the Member’s Continuous Service is less than thirty-six (36) consecutive months, the annual average of his Earnings during his period of Continuous Service, provided that, for a part-time Employee, the average is computed using the equivalent full-time service performed during the averaging period.

(c)	“Best Average Earnings-5” on any Date of Determination means the annual average of the Member’s Earnings during the sixty (60) consecutive months out of the last ten (10) years of employment, during which such Earnings were highest or where the Member’s Continuous Service is less than five (5) years, the annual average of the Member’s Earnings during the Member’s Continuous Service. For a part-time Employee, the average is computed by using the equivalent full-time service performed during the averaging period.

Effective January 1, 2003, any bonus received by a Member is included in the calculation of Earnings in the year in which the bonus is paid. Prior to January 1, 2003, any bonus received by a Member was included in the calculation of the Earnings in the year the bonus was accrued.

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2.19	“Effective Date” means January 1, 1983.

2.20	“Employee” means a person who is employed on a full-time or part-time basis in a salaried position by a Participating Company and who is participating in the Plan on December 21, 2002, but shall exclude any person who is specifically eligible to participate in any other registered pension plan of a Participating Company, whether or not he has actually joined such plan, and shall exclude a person who is represented by a union with which the Participating Company has a collective bargaining agreement unless he is specifically included as an Employee under the Plan as a term of such collective bargaining agreement.

2.21	“Fund” means the fund established for the purposes of the Plan as set forth herein and established in accordance with the terms and provisions of the Funding Agreement, to which all contributions to the Plan shall be made and from which all benefits under the Plan shall be payable.

2.22	“Funding Agency” means the trust and/or insurance company and/or any group of individual trustees designated by the Company and holding the whole or a portion of the assets of the Fund at any time pursuant to the terms of a Funding Agreement.

2.23	“Funding Agreement” means any trust deed, agreement or agreements executed from time to time between the Company and Funding Agency, including any insurance or annuity contract or contracts issued by a Funding Agency and including any amendments which are from time to time made to any such documents, pertaining to the custody of the investment of the Fund.

2.24	“Group Retirement Annuity Plan” means the retirement plans funded through (i) Group Annuity Contracts G 26 and G 1026 with the Canadian Government Annuities Branch, (ii) Group Annuity Contracts GP-6019 with the Connecticut General Life Insurance Company, (iii) Group Annuity Contract GA 2159N with London Life Insurance Company and (iv) Group Annuity Contract PW 10283 with The Standard Life Assurance Company.

2.25	“Income Tax Act” means the Income Tax Act, Statutes of Canada 1970-71-72 and any applicable provincial Income Tax Act, as amended from time to time, together with any relevant regulations and application rules made thereunder from time to time.

2.26	“Interest” means the amount of money credited to Required Contributions in accordance with Section 5.03.

2.27	“Investment Earnings” means the investment gains and losses made by each OPP Company Account and OPP Member Account.

2.28	“Manitoba Member” means a Member who reports for work at an establishment of a Participating Company in the Province of Manitoba. When the Member is not required to report to work at an establishment of a Participating Company, “Manitoba Member” means a Member who is paid from the payroll of a Participating Company in the Province of Manitoba.

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2.29	“Member” means an Employee who has joined the Plan in accordance with Article 3 and who continues to be contingently or absolutely entitled to a retirement income under the Plan.

2.30	“New Brunswick Member” means a Member who reports for work at an establishment of a Participating Company in the Province of New Brunswick. Where the Member is not required to work at an establishment of a Participating Company, “New Brunswick Member” means a Member who is paid from the payroll of a Participating Company in the Province of New Brunswick.

2.31	“Newfoundland Member” means a Member who reports for work at an establishment of a Participating Company in the Province of Newfoundland. Where the Member is not required to work at an establishment of a Participating Company, “Newfoundland Member” means a Member who is paid from the payroll of a Participating Company in the Province of Newfoundland.

2.32	“Nova Scotia Member” means a Member who reports for work at an establishment of a Participating Company in the Province of Nova Scotia. Where the Member is not required to work at an establishment of a Participating Company, “Nova Scotia member” means a Member who is paid from the payroll of a Participating Company in the Province of Nova Scotia.

2.33	“Normal Retirement Date” means the date specified in Section 6.01.

2.34	“OPP” means the optional pension plan provisions detailed in Appendix A.

2.35	“OPP Company Account” means the aggregate of OPP Company Contributions plus Investment Earnings thereon, in respect of an OPP Member.

2.36	“OPP Company Contributions” means the contributions deposited in the OPP Company Account in respect of an OPP Member.

2.37	“OPP Member” means a Member who is participating in the OPP pursuant to Article 3.

2.38	“OPP Member Account” means the aggregate of OPP Member Contributions plus Investment Earnings thereon, in respect of an OPP Member.

2.39	“OPP Member Contributions” means the contributions made by an OPP Member in accordance with Appendix A.

2.40	“Participating Company” means the Company and any company associated with the Company which has been invited by the Company to participate in the Plan in accordance with such terms as the Company shall deem reasonable and, by appropriate action of its board of directors, has elected to make the Plan applicable to its employees.

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As of January 1, 2003, the Company is the only Participating Company.

Acceptance of an additional company as a Participating Company and removal of a Participating Company shall be evidenced by an amendment to the Plan.

2.41	“Pension Administration Board” means the officials of the Company that have been designated and authorized by the Board to act on behalf of the Company in accordance with the provisions of Section 20.01.

2.42	“Pension Commencement Date” means the date on which a Member elects to start receiving his retirement income.

2.43	“Plan” means the “Kraft Canada Inc. Retirement Plan for Former Salaried Employees of Nabisco Ltd.” and includes amendments which are made thereto.

2.44	“Plan Year” means a calendar year beginning on January 1, and ending on December 31.

2.45	“Postponed Retirement Date” means the date specified in Section 6.03.

2.46	“Quebec Member” means a Member who reports for work at an establishment of a Participating Company located in the Province of Quebec. Where the Member is not required to report to work at an establishment of a Participating Company, “Quebec Member” means a Member who is paid from the payroll of a Participating Company in the Province of Quebec.

2.47	“Reciprocal Agreement” means a written agreement whereby the Company and a previous or future employer of a Member agree that service with the earlier employer will be recognized as pensionable service with the subsequent employer, to the extent allowed and subject to the conditions specified in the agreement, Applicable Pension Laws and Revenue Rules.

2.48	“Required Contributions” means contributions which the Member makes to the Plan in accordance with Section 5.01 and the required defined benefit contributions made prior to January 1, 2003, including, the Member’s required contributions, if any, made under the Standard Brands Limited Pension Plan, the Associated Biscuits of Canada Ltd. Consolidated Retirement Plan (but not the Former Dad’s Plan (as defined in Schedule A to Appendix B)), the Associated Biscuits of Canada Ltd. Executive Pension Plan, the Nabisco Brands Ltd. Trusteed Retirement Plan and/or the Former Plans (as defined in Schedule A to Appendix B).

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2.49	“Retirement Date” means the date on which a Member actually retires or is deemed to be retired, such date being one of an Early, Normal or Postponed Retirement Date.

2.50	“Retirement Income Earned After 1986” means the benefit to which the Member is entitled for Credited Service on or after January 1, 1987 plus the increase in benefits in respect of Credited Service prior to January 1, 1987 granted under an amendment to the Plan effective on or after January 1, 1987.

2.51	“Revenue Rules” means the provisions of the Income Tax Act (Canada) and any applicable provincial income tax act, and any relevant regulations thereto, as they may be amended from time to time, pertaining to pension plans or funds registered under the Income Tax Act (Canada) as they are applicable to the Plan.

2.52	“Saskatchewan Member” means a Member who reports for work at an establishment of a Participating Company located in the Province of Saskatchewan. Where the Member is not required to report to work at an establishment of a Participating Company, “Saskatchewan Member” means a Member who is paid from the payroll of a Participating Company in the Province of Saskatchewan.

2.53	“Spouse” means the person who, at the earlier of the commencement of the Member’s pension and the date of the Member’s death, meets one (1) of the following eligibility requirements:

(a)	the person who is the lawfully wedded spouse of the Member provided that person is not living separate and apart from the Member; or

(b)	the person who has resided in a conjugal relationship with such Member as his spouse for a continuous period of three (3) years or more and has been publicly represented by such Member as his spouse; or

(c)	subject to Revenue Rules, a person who meets such other eligibility requirements as may be specified under Applicable Pension Laws as set out in Appendix C.

provided that not more than one person shall be a Spouse hereunder. In the event of more than one person having claims to be such, the determination of the Company as to which person shall be the Spouse, on the basis of evidence available to it and which it considers sufficient for the purposes of such determination, and on the basis of the requirements of Applicable Pension Laws, shall be final.

2.54 (a)	“YMPE” means the Year’s Maximum Pensionable Earnings established under the Canada Pension Plan as amended from time to time or under any superseding legislation considered by the Company to be appropriate.

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(b)	“YMPE Average” on any date means the annual average of the YMPE in the thirty-six (36) consecutive calendar months of employment immediately preceding such date or, where the Member’s Continuous Service is less than thirty-six (36) consecutive months, the annual average of the YMPE during the Member’s Continuous Service.

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Article 3 Membership

3.01	Each person who was a Member of the Plan on December 31, 2002 shall automatically be a Member as of January 1, 2003. On and after January 1, 2003, no Employee shall become a Member of the Plan.

3.02	Each Member, other than a member described in Section 3.03, may elect to become an OPP Member on or after January 1, 2003. Each Member who did not elect to become an OPP Member on the first eligibility date, may elect to become an OPP Member on the first day of any month by filing with the Company any forms prescribed by the Company.

3.03	Notwithstanding Section 3.01, a Member who was given advance notification of termination of employment with a Participating Company prior to December 31, 2002 but who on January 1, 2003 was in receipt of salary continuance payments from a Participating Company, shall accrue benefits in accordance with the terms of the Plan as it existed on December 31, 2002 until the end of the Member’s period of salary continuance.

3.04	Nothing herein contained shall be deemed to give any Employee the right to be retained in the service of a Participating Company or to interfere with the rights of a Participating Company to discharge or lay off any Employee at any time and to treat him without regard to the effect which such treatment might have upon him as a Member.

3.05	While a Member remains in employment with a Participating Company and the Participating Company continues to participate in the Plan, the Member may not terminate or suspend his membership in the Plan.

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Article 4 Service

4.01	Continuous Service

(a)	Continuous Service means the period of uninterrupted, regular, full-time or part-time employment of a Member with a Participating Company, beginning with the date on which he was last employed by a Participating Company, or any predecessor corporation or division acquired by a Participating Company or any other corporation associated with a Participating Company, and ending on the earliest of:

(i)	his ceasing to be employed by a Participating Company or any other corporation associated with a Participating Company;

(ii)	his death;

(iii)	his Retirement Date;

(iv)	the discontinuance of the Plan without immediate substitution of a successor registered pension plan.

(b)	The following periods shall be included in the computation of a Member’s Continuous Service and shall not constitute interruption of employment:

(i)	leave of absence for such period as may be duly authorized by the Company, including leave on account of sickness, accident, emergency leave, maternity or parenting, provided that such leave does not exceed a period of twenty-four (24) months;

(ii)	total disability, as certified by a qualified medical doctor, provided he qualifies for benefits under a Participating Company’s disability income plan;

(iii)	lay-off provided that the Member does not elect to receive benefits in accordance with Article 11 and the period of lay-off does not exceed one (1) year, or such longer period as required under Applicable Pension Laws;

(iv)	in the event of a national emergency, the Member’s joining the Canadian armed forces or engaging full-time in national service work for Canada;

(v)	uninterrupted employment as a full-time or part-time employee of a foreign or non-participating subsidiary or affiliate of a Participating Company.

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To the extent that periods are included in Credited Service by virtue of paragraph 4.03(c), then such periods shall be included in Continuous Service.

4.02	Credited Service

Credited Service equals the sum of the Member’s Credited Future Service and Credited Past Service.

Credited Future Service with respect to a Member means the number of years and fractions thereof of his Continuous Service on and after January 1, 2003.

Credited Past Service with respect to a Member means the Credited Service which was accrued under the Plan in accordance with the Company’s records at December 31, 2002.

4.03	Exclusions, Inclusions and Adjustments of Credited Future Service

Notwithstanding Section 4.02, Credited Future Service is subject to the following exclusions, inclusions and adjustments.

(a)	Adjustments for Less-Than-Full-Time Work

With respect to any period of Continuous Service the January 1, 2003 during which the Member is not in full-time employment with a Participating Company, Credited Future Service for each month of such period shall be adjusted in the ratio that,

(i)	the number of hours the Member actually worked during each month, as determined by the Participating Company, bears to

(ii)	the number of hours the Member would have worked during such month had the Member worked on a full-time basis in the same category of employment during such month, as determined by the Participating Company, such ratio not to exceed one (1).

(b)	Exclusions from Credited Future Service

Credited	Future Service shall not include:

(i)	any period of active membership of a Member in any other registered pension plan of a Participating Company or any other company associated with a Participating Company for which a benefit is accrued and during which the Member did not make Required Contributions under the Plan;

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(ii)	any period of leave of absence, disability or military service as described in paragraphs 4.01(b)(i), 4.01(b)(ii) and 4.01(b)(iv) during which each Member is not receiving Earnings, unless such period is specifically included in Credited Future Service and paragraph (c);

(iii)	any period of lay-off in excess of one (1) year;

(iv)	any period which would result in Credited Service, including Credited Past Service, exceeding

(A)	thirty-five (35) years; less

(B)	any period of service for which the Member has accrued and remains contingently or absolutely entitled to pension benefits under the terms of another registered pension plan for a Participating Company;

(v)	subject to the provisions of Article 14, any period of service with a foreign or non-participating affiliate or subsidiary, unless such person is specifically designated by the Pension Administration Board as an Employee for such period; and

(vi)	any period of Continuous Service prior to January 1, 2003.

(c)	Special Inclusions in Credited Future Service

Credited Future Service shall include:

(i)	any period of total disability provided under Article 12;

(ii)	any period of temporary absence, as described in paragraph 4.01(b)(i), where the temporary absence is due to injury, sickness, maternity or parenting, subject to a maximum of two (2) years of Credited Service, including Credited Past Service;

(iii)	any period of leave or military service, other than a period included under paragraphs (i) and (ii), during which:

(A)	the Member has no Earnings;

(B)	any legislation applicable to the Member requires that the Member be permitted to make the Plan contributions that would have been required had the Member been active at work during such period; and

(iv)	such leave or a period of layoff for up to one (1) year;

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For each period included in Credited Service as a result of subparagraphs (ii), (iii) and (iv), the monthly number of hours worked by the Member during such period is deemed to equal the monthly average of the hours worked by the Member during the three (3) months preceding such period.

In no event, however, shall the total periods of Continuous Service included under subparagraphs (ii), (iii) and (iv) in respect of a Member, excluding those throughout which the Member suffered a physical or mental impairment that prevents the Member from performing the duties of employment in which the Member has engaged before the commencement of the impairment, exceed the sum of:

(A)	five (5) years; and

(B)	the periods of parenting, as defined in Revenue Rules, subject to a maximum of three (3) such periods of parenting and a maximum of twelve (12) months for any one period of parenting.

Such total limit being subject to further adjustment at the sole discretion of the Company as permitted under Revenue Rules taking into account the Plan’s pension formula.

In no event shall any period included in Credited Service under this paragraph (c) cause Credited Service to exceed the maximum period specified in paragraph 4.03(b)(iv).

(v)	in respect of a Member who received advance notification of termination of employment prior to January 1, 2003 and who on January 1, 2003 continued to receive Earnings through salary continuance payments, Credited Future Service shall continue to accrue until the end of the period of salary continuance.

4.04	Re-Employment

In the event that an Employee terminates employment other than by retirement, and is subsequently re-employed with a Participating Company prior to his Normal Retirement Date, he shall not be permitted to re-join the Plan, but may be eligible to join another registered pension plan sponsored by the Company in accordance with the terms of the other registered pension plan.

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Article 5 Required Contributions

5.01	Contribution Rate

(a)	A Member shall be required to contribute, in each calendar year or portion thereof, by regular payroll deduction the amount specified in paragraph (b). Subject to the provisions of Article 14, such Required Contributions shall cease upon the earliest of:

(i)	the Member’s transfer to a category of employment such that the Member ceases to be an Employee;

(ii)	the Member’s termination of employment;

(iii)	the Member’s Retirement Date;

(iv)	the Member’s death;

(v)	the date of discontinuance of the Plan;

(vi)	the date on which the Member’s Credited Service attains the maximum period specified in paragraph 4.03(b)(iv); or

(vii)	such other date as is provided for in Section 5.02.

In no event, however, shall a Member’s Required Contributions in any calendar year exceed the sum of:

(viii)	seventy percent (70%) of the Member’s pension credits under the Plan for the calendar year, as determined under Revenue Rules; and

(ix)	$1,000.

All Required Contributions shall be paid by the Company into the Fund within the time limits specified in Applicable Pension Laws.

(b)	The Required Contributions of a Member in each calendar year or portion thereof, shall be the sum of:

(i)	two and one-half percent (2 1/2%) of the portion of the Member’s Earnings which do not exceed the YMPE; and

(ii)	five percent (5%) of the portion of the Member’s Earnings which exceeds the YMPE.

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5.02	No Contributions during Absence

A Member shall not be required to contribute pursuant to Section 5.01 during any period of lay-off, leave of absence due to maternity or parenting or absence as a result of injury or sickness for which he does not receive Earnings from a Participating Company. Upon the Employee returning to work after such period of absence, his Required Contributions shall be immediately resumed. Notwithstanding the foregoing, a Member is not required to continue making contributions pursuant to Section 5.01 during a period while totally disabled pursuant to Section 12.01.

5.03	Interest Credits

(a)

Subject to Applicable Pension Laws, Interest shall be credited on Required Contributions made during the calendar year based upon one-half (1/2) of the period for which the Member made Required Contributions, or such other amount as may be determined in accordance with the provisions of Appendix C. Interest shall be compounded annually at the end of each Plan Year, with proportionate Interest up to the first (1st) day of the month in which the payment falls due or up to the Member’s Retirement Date, whichever shall first occur.

(b)	Interest credited, for any Plan Year, shall be at a rate adopted by the Company, provided that it shall not be less than the average rate credited on five year personal fixed term chartered bank deposits (CANSIM Series V122515) for the Plan Year, or such other higher rate as may be required under Applicable Pension Laws or such other amount as may be determined in accordance with the provisions of Appendix C.

For a Member who terminates during a Plan Year, interest shall be credited during the year of termination at a rate which shall not be less than the average rate credited on five year personal fixed term chartered bank deposits for the twelve (12) month period immediately preceding the Plan Year, or such higher rate as may be required under Applicable Pension Laws or such other amount as may be determined in accordance with the provisions of Appendix C.

(c)	Interest credited to OPP Company Account and OPP Member Account shall be equal to the Investment Earnings.

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Article 6 Retirement Dates

6.01	Normal Retirement

The Normal Retirement Date of a Member is the first (1st) day of the month coincident with or next following the attainment of age sixty-five (65).

6.02	Early Retirement

A Member may retire prior to his Normal Retirement Date on the first (1st) day of any month coincident with or following the date on which the Member attains age fifty-five (55). The date of the Member’s actual retirement in accordance with this paragraph shall be his Early Retirement Date.

6.03	Postponed Retirement

A Member who accrues Continuous Service beyond Normal Retirement Date shall retire, or be deemed to have retired for the purposes of the Plan, not later than December 1 of the calendar year during which the Member attains age 69, or, effective January 1, 2007, age 71 or such later date as permitted by Revenue Rules.

The date of the Member’s actual or deemed retirement in accordance with this paragraph shall be his Postponed Retirement Date.

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Article 7 Retirement Income Formula

7.01	This formula is used in the calculation of the retirement income in respect of a Member, and the amount derived therefrom is the basis on which the actual amount of retirement income will be determined in accordance with the applicable provisions of the Plan.

The annual amount of retirement income as of a Member’s Date of Determination shall be equal to the sum of his Past Service Benefit and Future Service Benefit determined in accordance with the remainder of this Article 7.

7.02	Past Service Benefit

A Member’s Past Service Benefit shall be equal to the aggregate of:

(a)	for that portion of the Member’s Continuous Service, if any, which is not included in the Member’s Credited Past Service, the annual amount of Former Plan Benefit (as defined in Schedule A), if any, to which the Member is entitled pursuant to Schedule A; plus

(b)	for the portion of the Member’s Continuous Service which is included in the Member’s Credited Past Service, two percent (2%) of the Member’s Best Average Earnings-5 minus seven-tenths of one percent (7/10 of 1%) of the lesser of his Best Average Earnings-5 and his Average YMPE, multiplied by his years of Credited Past Service; and

(c)	additional adjustments apply, as set out in Schedule B, for:

(i)	a Member entitled to a benefit under the Group Annuity Retirement Plan;

(ii)	a Member who participated in the Associated Biscuits of Canada Ltd. Executive Pension Plan prior to January 1, 1984; or

(iii)	a Member entitled to a benefit under any other registered pension plan maintained by the Company, any subsidiary or affiliated company or any predecessor of said companies or to which the Company, any subsidiary or affiliated company or any predecessor company of said companies contributes.

The Past Service Benefits of a Member who made Money Purchase Contributions (as defined in Appendix B) prior to December 31, 2002 shall be adjusted as provided in Appendix B.

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7.03	Future Service Benefit

A Member’s Future Service Benefit shall be equal to the aggregate of:

(a)	one and one-tenth percent (1.1%) of that part of his Best Average Earnings-3 which do not exceed the YMPE Average; plus

(b)	one and eighty-five hundredths percent (1.85%) of that part of his Best Average Earnings-3 which exceeds the YMPE average;

all multiplied by the Member’s Credited Future Service.

7.04	Maximum Retirement Income

Notwithstanding the foregoing provisions of this Article, the annual rate, at the Member’s Date of Determination, of the Member’s retirement income under the foregoing provisions of this Article and the provisions of Appendix B shall not exceed the product of (a) and (b) as follows:

(a)	the lesser of

(i)	two percent (2%) of the Member’s Best Average Earnings-3; and

(ii)	$1,722.22 or such higher amount that may be acceptable for such purposes under Revenue Rules at the Date of Determination;

(b)	the Member’s Credited Service, plus other pensionable service recognized under the Plan which is not counted as Credited Service (as described in Schedule A).

The limit may be adjusted as provided in Section B8.03 in respect of Past Service Benefits of a Member who made Money Purchase Contributions (as defined in Appendix B) prior to December 31, 2002.

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Article 8 Amount of Retirement Income

8.01	Normal Retirement

A Member who retires on his Normal Retirement Date will receive an amount of retirement income computed in accordance with Article 7, using the Member’s Normal Retirement Date as his Date of Determination.

8.02	Early Retirement

(a)	Subject to paragraph (c), a Member who retires on an Early Retirement Date will receive an amount of retirement income starting, at the Member’s election, at any time on or prior to his Normal Retirement Date, computed in accordance with Article 7, but ignoring Section 7.02, using the Member’s Early Retirement Date as his Date of Determination, multiplied by the applicable early retirement factor, in accordance with paragraph (b) hereof.

(b)	The early retirement factor referred to in paragraph (a) shall be determined in accordance with the paragraphs below, based on complete calendar months:

(i)

the early retirement factor for a Member’s Past Service Benefit shall be equal to one hundred percent (100%) less one-third of one percent (1/3%) for each month by which the Member’s Pension Commencement Date precedes his sixty-second (62nd) birthday;

(ii)	the early retirement factor for a Member’s Future Service Benefit shall be equal to one hundred percent (100%) less one quarter of one percent (1/4%) for each month by which his Pension Commencement Date precedes the earliest of:

(A)	Normal Retirement Date; and

(B)	the first day of the month following the date on which he would have both attained age sixty (60) and completed twenty-five (25) years of Continuous Service.

(c)	The retirement income payable under paragraph (a), including the retirement income payable under Appendix B, shall not exceed the amount computed in accordance with Section 7.02, using the Early Retirement Date as his Date of Determination, multiplied by an early retirement factor equal to one hundred percent (100%) less one-quarter percent (1/4%) for each month, if any, by which Pension Commencement Date precedes the earliest of:

(i)	the date the Member attains age sixty (60);

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(ii)	the date the Member completed, or would have completed had the Member continued in employment after his Early Retirement Date, thirsty (30) years of Early Retirement Eligibility Service; and

(iii)	the date on which the aggregate of the Member’s age and Early Retirement Eligibility Service is, or would have been had the Member continued in employment after his Early Retirement Date, equal to eighty (80) years.

For the purposes of subparagraphs (ii) and (iii), “Early Retirement Eligibility Service” has the same meaning as defined in the Income Tax Act.

8.03	Bridge Benefit

(a)	A member who retires on an Early Retirement Date while accruing Continuous Service shall be entitled to receive an annual temporary retirement income equal to $150 multiplied by his Credited Future Service. Such temporary retirement income shall be paid in accordance with paragraph 9.01(b). A Member who retires on an Early Retirement Date may also receive a bridge benefit pursuant to the terms of Appendix B.

(b)	The annual temporary retirement income payable under paragraph (a) at Pension Commencement Date, including any bridge benefit payable under Appendix B, shall not exceed the product of (i) and (ii), where

(i)	is equal to the sum of

(A)	the maximum annual pension benefit payable under the Old Age Security Act as at Pension Commencement Date; and

(B)	the maximum annual pension benefit payable under the Canada Pension Plan as at Pension Commencement Date to a person commencing to receive such pension benefit at age sixty-five (65), multiplied by the ratio, not to exceed one (1), that the total of the Member’s remuneration for the three (3) calendar years in which the remuneration is the highest bears to the total of the YMPE for those three (3) years;

(ii)	is equal to the product of:

(A)	the ratio that the lesser of ten (10) and the Member’s Credited Service bears to ten (10); and

(B)	one hundred percent (100%) less one-quarter of one percent (1/4%) for each month, if any, by which Pension Commencement Date precedes the date the Member will attain age sixty (60).

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(c)	Notwithstanding the foregoing provisions of this Section, the annual rate of that portion of the total amount of retirement income payable to a Member at Pension Commencement Date which is in respect of Credited Service after December 31, 1991, under the foregoing provisions of this Section and Section 8.02, shall not exceed the sum of (i) and (ii), where

(i)	is equal to the product of (A) and (B) as follows:

(A)	the amount specified in paragraph 7.02(a)(ii);

(B)	Credited Service after December 31, 1991;

(ii)	is equal to the product of (A) and (B) as follows:

(A)	twenty-five (25%) of the average of the YMPE for the calendar year in which the retirement income commences to be paid and the two (2) preceding calendar years, divided by thirty-five (35);

(B)	the Member’s Credited Service after December 31, 1991.

8.04	Postponed Retirement

(a)	A Member who accrues Continuous Service after Normal Retirement Date will receive an annual retirement income payable commencing on his Postponed Retirement Date, computed in accordance with Article 7 using the Member’s Postponed Retirement Date as his Date of Determination.

(b)	Notwithstanding paragraph (a), a Quebec Member retiring on a Postponed Retirement Date shall receive such other benefits as may be set out in Appendix C.

8.05	Excess Member Contributions

In addition to any other benefit payable under this Article, a Member shall receive a lump sum payment that is equal to any Required Contributions made on or after January 1, 1987 or such date as may be specified in Appendix C, together with Interest to his Retirement Date, that is in excess of fifty percent (50%) of the Actuarial Equivalent of the total retirement income earned in respect of Credited Service on or after January 1, 1987.

8.06	Phased Retirement

A Member is not permitted to elect to receive phased retirement benefits except as permitted and subject to the conditions specified in Appendix C.

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8.07	OPP Benefits

In addition to the benefits provided under other sections of this Article 8, an OPP Member shall be entitled to the retirement income which may be purchased by his OPP Member Account and his OPP Company Account.

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Article 9 Payment of Retirement Benefits

9.01	Normal Form

(a)	Subject to Sections 9.02 and 9.03, payment of retirement income, except any temporary retirement income payable under Section 8.03, shall be in the form of monthly instalments payable during the Member’s lifetime with the provision that at least sixty (60) monthly instalments shall be made. Notwithstanding the foregoing, payments shall be in the form of monthly instalments payable during his lifetime with the provision that the total payments received by the Member shall be at least equal to the Member’s Required Contributions accrued with Interest to his Retirement Date.

(b)	Payment of any temporary retirement income payable under Section 8.03 shall be in the form of monthly instalments beginning on the Member’s Pension Commencement Date and ceasing with the payment made immediately prior to the earlier of:

(i)	the date of the Member’s death, or

(ii)	the Member’s Normal Retirement Date,

with the provision that, for a Member who on his Pension Commencement Date, has a Spouse who has not waived entitlement to a joint and survivor pension, sixty percent (60%) of such temporary retirement income shall be paid to the Spouse on the death of the Member following retirement. Payments to the Spouse shall be made monthly and shall cease with the payment made immediately prior to the earlier of:

(iii)	the date of the Spouse’s death, or

(iv)	the Member’s Normal Retirement Date.

9.02	Mandatory Spousal Option

(a)	A Member who has a Spouse on his Pension Commencement Date shall be deemed to have elected an optional form, in accordance with paragraph 9.03(b), with the provision that seventy-five percent (75%) of the Member’s Past Service Benefit payable under Appendix B, shall be payable to his Spouse after his death. Such benefit shall be the Actuarial Equivalent of the normal form of benefit payable pursuant to paragraph 9.01(a).

(b)

A Member who has a Spouse on his Pension Commencement Date shall be deemed to have elected an optional form, in accordance with paragraph 9.03(b), with the provision that sixty percent (60%) of the Member’s Future Service Benefit shall be payable to his Spouse after his death and with the

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provision that the total payments made to the Member and his Spouse, including payments in respect of the Member’s Past Service Benefit under paragraph (a), shall be at least equal to the Member’s Required Contributions accrued with Interest to his Retirement Date. In addition, if the Member was receiving a temporary retirement income under Section 8.03, 60% of such temporary retirement income may continue to the Spouse in accordance with and for the time period described in Section 9.01(b). The amount of retirement income payable under the mandatory spousal option under this paragraph (b), shall be equal to the amount of retirement income under the normal form.

(c)	Benefits payable under the OPP shall be determined in accordance with the annuity purchase rates offered by insurance companies at the time the annuity is purchased.

(d)	Subject to Applicable Pension Laws, a Member and his Spouse may waive this form of pension including, if applicable, any temporary retirement income payable under Section 8.03, by signing a waiver from to that effect. A Spouse who has waived entitlement to a survivor pension, may revoke the waiver by filing a written notice with the Company prior to the Member’s Pension Commencement Date.

9.03	Election of Optional Form

Subject to Applicable Pension Laws and the provisions of Section 9.02, a Member may elect, in lieu of the normal form of retirement income as described in paragraph 9.01 (a), to receive his retirement income, except any temporary retirement income payable under Section 8.03, under any optional form of retirement income contained in this Section as may be applicable. Such written election in prescribed from must be filed with the Company at any time prior to the Pension Commencement Date. The retirement income payable under the elected option shall be the Actuarial Equivalent of the retirement income payable under the normal form as described in paragraph 9.01(a) or, in the case of a Member with a Spouse who elects an optional form providing a continuation percentage to the Spouse higher than sixty percent (60%), the Actuarial Equivalent of the retirement income payable under mandatory spousal option as described in Section 9.02.

In the event that the elected option provides for payment to a Spouse and the Spouse dies prior to the Pension Commencement Date, such election shall be void and the Member shall be permitted to elect another form of retirement income.

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(a)	Life Annuity-Guaranteed Term

A Member may elect to receive retirement income payable to him during his lifetime, with the provision that should he die before he has received payments for a guaranteed term of ten (10) or fifteen (15) years, as elected by him, then the remainder of the payments shall be paid to his Beneficiary.

(b)	Life Annuity Continuing to Spouse

A Member may elect to receive retirement income payable to him during his lifetime, with the provision that on his death after retirement a percentage of such income shall be continued during the life of, and shall be paid to, his Spouse. Such percentage, elected by the Member, shall be one of the following:

(i)	sixty-six and two-thirds percent (66-2/3%)

(ii)	seventy-five percent (75%), or

(iii)	one hundred percent (100%).

(c)	Other Options

In lieu of any other form of retirement income specified in this Article, a Member may elect any other optional form that Applicable Pension Laws require to be made available or as may be approved and made available by the Company from time to time subject to Applicable Pension Laws and Revenue Rules.

9.04	Commutation of Benefits

(a)	Subject to Appendix C, if any annual retirement income payments under the Plan are less than two percent (2%) of the YMPE, or such other amount as may be commuted in accordance with and subject to conditions specified in Applicable Pension Laws, the Company or Member, if applicable, may direct the payment of an Actuarially Equivalent lump sum to the recipient in lieu of any other payment.

(b)	Retirement income currently being paid or required to be paid under the Plan may be commuted and paid in a lump sum at the direction of an Ontario Member and if the Ontario Member:

(i)	establishes that he has an illness or physical disability that is likely to shorten his life expectancy to less than two years, as certified by a written statement from a qualified medical doctor licensed to practice in Canada;

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(ii)	provides an application to the Company in the prescribed form; and

(iii)	satisfies any other conditions prescribed by Applicable Pension Laws.

9.05	Ad Hoc Increases

(a)	In its sole discretion, the Company may amend the Plan to provide ad hoc increases to the amounts of retirement income being paid to Members and joint annuitants. Such ad hoc increases shall be authorized by an amendment to the Plan.

(b)	Notwithstanding paragraph (a), in no event shall the amount of retirement income payable to a retired Member or joint annuitant exceed the portion of the retirement income in the year of commencement, excluding any bridge benefits, adjusted from time to time to reflect increases in the Consumer Price Index as published by Statistics Canada.

9.06	Redetermination of Form of Pension

A member shall be eligible for redetermination of his pension with respect to separation or marriage breakdown after pension commencement as may be permitted, and subject to the conditions specified, in Appendix C.

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Article 10 Death Benefits

10.01	Death Benefits Prior to Retirement Date

If the death of a Member occurs prior to his Retirement Date, there shall be paid to the Member’s Spouse or if the Member does not have a Spouse or where permitted by Applicable Pension Laws, the Spouse has waived entitlement, his Beneficiary shall receive, subject to Applicable Pension Laws:

(a)	an amount equal to the Member’s Required Contributions made prior to January 1, 1987, or such other date as maybe specified in Appendix C, if any with Interest;

(b)	a lump sum amount equal to the Actuarial Equivalent of the Retirement Income Earned After 1986 plus the amount by which Required Contributions made on or after January 1, 1987, or such other date as may be specified in Appendix C, together with Interest to the date of death, exceed fifty percent (50%) of the Actuarial Equivalent of the Retirement Income Earned after 1986;

(c)	any benefits payable pursuant to the terms of Appendix B.

Subject to Applicable Pension Laws, if an amount is payable to the Member’s Spouse hereunder, the Spouse may elect to receive such benefit, in lieu of the lump sum amount, as an immediate annuity or as a deferred annuity commencing on or before the Spouse’s attainment of age sixty-five (65).

10.02	Death Benefits after Normal Retirement Date and Before Postponed Retirement Date

Notwithstanding Section 10.01, if the death of a Member occurs after his National Retirement Date, but before his Postponed Retirement Date, for the purpose of determining any death benefit payable hereunder, the Member shall be deemed to have retired on the day preceding his death. However, such benefit shall not have a lesser value than the benefit provided under Section 10.01.

10.03	Death Benefits After Retirement

(a)	If the death of a Member occurs after his Pension Commencement Date, there shall be paid to his Beneficiary or Spouse, as applicable, any benefits due in accordance with the retirement income option elected by the Member in accordance with Article 9.

(b)	If the death of a Member occurs after his Early Retirement Date but before his Pension Commencement Date, there shall be paid the benefits determined in accordance with Section 10.01.

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10.04	Commutation of Death Benefits

(a)	The amount of retirement income payable to a Member’s Beneficiary (other than his estate) under a guarantee option may, if so requested by the Beneficiary, be paid in a lump sum Actuarially Equivalent to the remaining retirement income payments under the guarantee option.

(b)	The amount of any retirement income payable to a Member’s estate under a guarantee option, shall be paid in a lump sum actuarially Equivalent to the remaining retirement income payments under the guarantee option.

10.05	Beneficiary Designation

A Member shall designate in writing a Beneficiary to receive any benefits payable under the Plan upon the death of such Member and may change such designation from time to time. Such designation or change must be in accordance with any law applicable to the Member and shall be in such form and executed in such manner as the Company may, from time to time, determine. Any designation or change must be filed with the Company. In the absence of an effective designation of a Beneficiary, the Company shall instruct the Funding Agency to make payment of any death benefits under this Plan to the estate of the Member and any such payment shall completely discharge all liability with respect to the amount paid.

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Article 11 Termination of Employment

11.01	A Member whose employment with a Participating Company is terminated, for any reason other than death or retirement, and who has not attained age fifty-five (55) shall receive benefits as follows:

(a)	A retirement income calculated in accordance with Article 7 using the Member’s date of termination as his Date of Determination and commencing on the Member’s Normal Retirement Date.

(b)	Notwithstanding the foregoing, if the Member is an Early Retirement Eligible Member, the Member may elect to receive:

(i)	his Past Service Benefit calculated according to Article 7 using his date of termination as the Date of Determination and commencing on his Normal Retirement Date; and

(ii)	his Future Service Benefit calculated in accordance with Section 8.02 and payable commencing on his Early Retirement Date.

If the Early Retirement Eligible Member elects to commence payment of his Future Service Benefit on his Early Retirement Date, his Past Service Benefit shall also commence on the same date, reduced in accordance with Section 11.02, if his Pension Commencement Date precedes his Normal Retirement Date.

(c)	The amount by which Required Contributions made on or after January 1, 1987, or such other date as may be specified in appendix C, together with Interest to the Date of Determination, exceed fifty percent (50%) of the Actuarial Equivalent of the retirement income earned in respect of Credited Service on or after January 1, 1987.

(d)	The Retirement income which may be purchased by his OPP Member Account and his OPP Company Account.

(e)	Any benefits payable pursuant to the terms of Appendix B.

(f)	The retirement income specified in paragraph (a) in respect of Credited Service accrued on and after January 1, 2001, shall be increased on the date of its commencement to reflect fifty percent (50%) of the change in the Consumer Price Index for Canada published by Statistics Canada from the date of termination of employment to the date that is ten (10) years prior to Normal Retirement Date. The annualized increase shall not be less than zero percent (0%) of greater than two percent (2%). For determination of the amount specified in paragraph (b), the lump sum Actuarial Equivalent of the entitlement under paragraph (a) shall reflect the increase specified in this paragraph.

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11.02	If a Member is entitled to receive a deferred pension in accordance with the provisions of this Article, such Member may elect to start receiving his retirement income at any time within ten (10) years of his Normal Retirement Date. The amount of retirement income payable to such a Member shall be the retirement income payable from Normal Retirement Date reduced to the lesser of (a) and (b) as follows:

(a)	the Actuarial Equivalent of the retirement income otherwise payable at Normal Retirement Date;

(b)	the retirement income which would have commenced at Normal Retirement Date multiplied by the applicable early retirement factor in accordance with paragraph 8.02(c), with the references to Early Retirement Date changed to date of termination of employment.

Notwithstanding the foregoing, an Early Retirement Eligibility Member may receive his Future Service Benefit pursuant to Section 8.02.

11.03	Non-Locking in of Deferred Pension

(a)	A Member whose employment with a Participating Company is terminated for any reason other than death or retirement prior to completion of two years of Continuous Service while a Member or such other period as may be sent out in Appendix C, shall be entitled to receive the Actuarial Equivalent of the retirement income otherwise payable from Normal Retirement Date as a cash payment in accordance with paragraph 15.02(b).

(b)	A Member whose employment with a Participating Company is terminated for any reason other than death or retirement prior to attainment of age 45 and completion of 10 years of Continuous Service, shall be entitled to receive the Actuarial Equivalent of the portion of the Member’s Past Service Benefit accrued prior to January 1, 1987 or such other date as may be specified in Appendix C otherwise payable from Normal Retirement Date as a cash payment in accordance with paragraph 15.02(b).

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Article 12 Disability

12.01	A Member shall be deemed to be totally disabled for the purposes of the Plan if he has a physical or mental condition which prevents the Member from performing the duties in which the Member was engaged before the commencement of the impairment and which meets the qualification criteria for receipt of benefits under a Participating Company’s long-term disability income plan, as certified by a qualified medical doctor and, if the Company so requests, as determined conclusively by the insurance carrier administering such long-term disability income plan. For the purpose of the Plan, such Member shall cease to qualify as totally disabled on his Normal Retirement Date.

12.02	During the continuance of total disability of a Member pursuant to Section 12.01, for the purposes of the Plan:

(a)	Best Average Earnings-5 or Best Average Earnings-3, as applicable, and YMPE Average shall be determined as of the date on which the Member became totally disabled;

(b)	Canada/Quebec Pension Plan Benefit shall be deemed to be equal to the benefits in effect on the date on which the Member became totally disabled;

(c)	Continuous Service shall continue to accrue in full;

(d)	Credited Service shall continue to accrue at the rate in effect immediately prior to his disability.

12.03	Should a Member cease to qualify as totally disabled in accordance with Section 12.01, the Member may, if he is eligible, elect to retire on his Normal Retirement Date or an Early Retirement Date. If he is not eligible to retire and if he does not return to active employment, the Member shall be deemed to terminate his employment in accordance with Article 11. In no event shall the Member continue to accrue benefits pursuant to Section 12.02 subsequent to his Retirement Date.

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Article 13 Related Employer Benefit Limitations

13.01	Related Employers

For purposes of this Article 13, “Related Employers” means a Participating Company, an employer that is a company that is related within the meaning of the Income Tax Act (Canada) to the Company, or a partnership or joint venture in which the Company is a partner or joint venturer and in respect of which the Company does not act at arm’s length.

13.02	Lifetime Benefit

The amount of lifetime retirement income benefit payable under the Plan to be a Member, a Member’s Beneficiary and Spouse, as applicable, shall not cause the lifetime retirement income benefits payable in respect of the Member under the defined benefit provisions of all registered pension plans in which Related Employers participate to exceed, in aggregate, the lifetime retirement income limits set out under Revenue Rules.

13.03	Bridge Benefit

The amount of temporary retirement income benefit payable under the Plan, including benefits payable under Appendix B to a Member, a Member’s Beneficiary and Spouse, as applicable, shall not cause the temporary retirement income benefits payable in respect of the Member under the defined benefit provisions of all registered pension plans in which Related Employers participate to exceed, in the aggregate, the temporary retirement income limits set out under Revenue Rules.

13.04	Combined Lifetime Benefit and Bridge Benefit

The amount of the combined lifetime retirement income benefit and temporary retirement income benefit payable under the Plan to a Member, a Member’s Beneficiary and Spouse, as applicable, including benefits payable under Appendix B shall not cause the combined lifetime retirement income benefits and temporary retirement income benefits payable in respect of the Member under the defined benefit provisions of all registered pension plans in which Related Employers participate to exceed, in the aggregate, the combined lifetime retirement income and temporary retirement income limits set out under Revenue Rules.

13.05	Pension Adjustment

In each calendar year, the amount of retirement income accrued by the Member under the Plan shall not cause the pension adjustments, as determined in accordance with Revenue Rules, in respect of the Member under all registered pension plans in which Related Employers participate to exceed, in the aggregate, the money purchase limit, as defined in Revenue Rules.

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Article 14 Transfer of Employment

14.01	The transfer of a Member from one Participating Company to another Participating Company such that the Member still remains an Employee for the purposes of the Plan shall not constitute a termination of employment pursuant to Article 11 and he will continue to be a Member and to accrue Continuous Service and Credited Service without interruption.

14.02	The transfer of a Member within a Participating Company or to another Participating Company to a category of employment such that the Member ceases to be an Employee, or to a Canadian company which is associated with a Participating Company but which does not itself participate in the Plan, shall not constitute a termination of employment pursuant to Article 11. In the event of such transfer, the Member’s:

(a)	Continuous Service (for benefit eligibility purposes) shall include all periods of uninterrupted, regular employment of the Member while he remains in the employment of the associated company; and

(b)	Credited Service (for benefit computation purposes) shall exclude those periods of employment during which he was not an Employee.

14.03	In the event that:

(a)	a Member’s employment with a Participating Company is terminated;

(b)	the Member becomes employed with a foreign company which is associated with a Participating Company but which does not itself participate in the Plan; and

(c)	the transfer of employment is deemed permanent by the Company;

the following provision shall apply:

(i)	the Member’s Continuous Service (for benefit eligibility purposes) shall include all periods of uninterrupted, regular employment of the Member while he remains in the employment of the associated company;

(ii)	the Member’s Credited Service (for benefit computation purposes) shall exclude those periods of employment during which he is not an Employee and is in the employment of the associated company, unless such a period of employment was previously included in the Member’s Credited Service in accordance with Section 14.04;

(iii)	for the sole purposes of determining Best Average Earnings-3 or Best Average Earnings-5, as applicable, the Member’s Earnings in each

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month during which the Member is employed by the associated company shall be deemed equal to one-twelfth (1/12) of the Member’s Earnings in the last full calendar year of employment with a Participating Company adjusted from each January 1 following the date of transfer of employment to reflect increase in the Industrial Aggregate Wage Index as published by Statistics Canada; and

(iv)	the Member shall receive benefits from the Plan on the date of his retirement, death or termination of employment with the associated company, which shall be the Member’s Date of Determination from the purposes of the Plan.

Alternatively, the Member may elect to receive benefits in accordance with Article 11.

14.04	In the event that:

(a)	a Member’s employment with a Participating Company is terminated;

(b)	the Member becomes employed with a foreign company which is associated with a Participating Company but which does not itself participate in the Plan; and

(c)	the transfer of employment is deemed temporary by the Company;

this shall not constitute a termination of employment pursuant to Article 11. In the event of such transfer:

(i)	the Member’s Continuous Service (for benefit eligibility purposes) shall include all periods of uninterrupted, regular employment of the Member while he remains in the employment of the associated company;

(ii)	subject to Revenue Rules and the limitations specified in subparagraph 4.03(b)(iv), the Member’s Credited Service (for benefit computation purposes) shall include those periods of employment with the associated company up to a maximum of five (5) years;

(iii)	for the sole purpose of determining Best Average Earnings-3 or Best Average Earnings-5, as applicable, the Member’s Earnings in each month during which the Member is employed by the associated company shall be deemed equal to one-twelfth (1/12) of the Member’s Earnings in the last full calendar year of employment with a Participating Company adjusted from each January 1 following the date of transfer of employment to reflect increases in the Industrial Aggregate Wage Index as published by Statistics Canada;

Kraft Canada Inc. Retirement Plan for Former Salaried Employees of Nabisco Ltd. Amended and Restated as of January 1, 2003	36

(iv)	during the continuance of his employment with the associated company, the Member’s benefits shall continue to accrue in accordance with the benefits applicable to the Member as in effect immediately prior to the Member’s transfer to the associated company;

If the period of employment with the associated company exceeds five (5) years, the provision of Section 14.03 shall be applied as of the date of attainment of five (5) years of employment with the associated company.

14.05	Notwithstanding Article 1, the provisions of Sections 14.03 and 14.04 shall also apply to Members who were transferred to a foreign company associated with a Participating Company prior to the January 1, 2003 and we hare still in the employ of such foreign company as of the January 1, 2003.

Kraft Canada Inc. Retirement Plan for Former Salaried Employees of Nabisco Ltd. Amended and Restated as of January 1, 2003	37

Article 15 Transfer of Funds

15.01	Transfer from Registered Plan of Previous Employer

Where there exists a Reciprocal Agreement between the Company and a previous employer, the Company will accept deposits into the Fund to the credit of a Member by way of transfer from his previous employer’s registered pension plan or deferred profit sharing plan. Amounts so transferred will be accepted in accordance with the terms of the Reciprocal Agreements.

15.02	Transfer to Other Registered Plan

(a)	Where there exists a Reciprocal Agreement between the Company and the subsequent employer of a Member, transfer payments may be made into the fund of the subsequent employer’s registered pension plan. The amount of such transfer shall be determined in accordance with the Reciprocal Agreement.

(b)	Where no Reciprocal Agreement exists, any cash settlement to which the Member is entitled in accordance with Section 8.05, Section 9.04, Article 11 and Appendix B, or to which the Spouse is entitled in accordance with Article 10 and Appendix B, may be:

(i)	paid into another registered pension plan, if this other plan so permits, or

(ii)	paid into a registered retirement savings plan of the Member or the Spouse, as applicable;

(iii)	transferred to an insurance company licensed to transact business in Canada for the purchase of an immediate annuity or a deferred life annuity commencing not later than December 31, of the calendar year during which the Member or Spouse, as applicable, attains age 69, or, effective January 1, 2007, age 71, or such later date as permitted by Revenue Rules, in a form acceptable under Revenue Rules.

(iv)	paid into such other registered vehicle as may be approved under Revenue Rules.

(c)	Where no Reciprocal Agreement exists and:

(i)	a Member, including any Member who is no longer employed by a Participating Company, is entitled to receive a deferred life annuity in accordance with Article 11 or Appendix B or benefits under the OPP, or

(ii)	a Spouse is entitled to a retirement income under the Plan, including Appendix B and the OPP, upon the death of the Member prior to the commencement of payment of the Member’s retirement income.

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this person may direct that the lump sum Actuarial Equivalent of such pension or the value of the OPP Member Account and the OPP Company Account be transferred to another registered pension plan, to an insurance company licensed to transact business in Canada for the purpose of purchasing an annuity, or to other types of registered plans which may be acceptable under Applicable Pension Laws and Revenue Rules, subject to any approval by the Member’s Spouse that is required by Applicable Pension Laws. Such transfer shall only be permitted if the administrator of such plan agrees in writing to administer such transferred pension credit within the conditions of Applicable Pension Laws.

The Member or Spouse, as applicable may elect to make such a transfer:

(iii)	upon termination of employment with a Participating Company or upon the Member’s death, as applicable;

(iv)	at any other date as may be specified in Applicable Pension Laws; and

(v)	at any other date as may be authorized by the Company.

(d)	As may be permitted under Applicable Pension Laws, the Company may require a Member or a Spouse, as applicable, who is entitled to an amount of retirement income to transfer the lump sum Actuarial Equivalent of the benefit to another registered vehicle.

(e)	The amount transferred by a Member under paragraphs (a), (b) and (c) shall not exceed, if such transfer is not made to a defined benefit provision of a registered pension plan, and the OPP Company Account and the OPP Member Account, the greater of the Member’s Required Contribution with Interest, and the product of:

(i)	the annual amount of retirement income computed in accordance with Article 7 using the Member’s date of termination of employment as the Date of Determination; and

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(ii)	the appropriate factor from the following table:

Attained Age at Date of Calculation	Factor
Under 50	9.0
50	9.4
51	9.6
52	9.8
53	10.0
54	10.2
55	10.4
56	10.6
57	10.8
58	11.0
59	11.3
60	11.5
61	11.7
62	12.0
63	12.2
64	12.4
65	12.4
66	12.0
67	11.7
68	11.3
69	11.0
70	10.6
71	10.3

For non-integral ages lower than 64, the appropriate factor shall be determined on an interpolated basis.

If the Member retires on a Postponed Retirement Dave, the amount under (i) above shall include any actuarial increase to which the Member may be entitled under the applicable schedule.

If the amount to be transferred exceeds the maximum transferable amount determined above, such excess shall be paid to the Member in cash.

(f)	The transfers under paragraphs (a), (b) and (c), excluding any refund of Required Contributions with Interest shall be subject to any limitations prescribed by Applicable Pension Laws in respect of the transfer of monies from Fund.

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Article 16 Contributions and Funding

16.01	Company Contributions

Based upon the amounts estimated by the Actuary and subject to Section 16.02, the Participating Companies will contribute to the Fund such amounts as are required in accordance with, and within the time limits specified in, Applicable Pension Laws. Subject to Applicable Pension Laws, the liability of the Participating Companies at any time is limited to such contributions as should have theretofore been made by it in accordance with Applicable Pension Laws. Notwithstanding the foregoing, contributions made to the Plan after 1990 by each Participating Company shall only be made if they are eligible contributions in accordance with Revenue Rules.

16.02	Actuarial Surplus

At the discretion of the company and subject to the provisions of Applicable Pension Laws, any surplus determined by the Actuary, or a portion thereof, may be used to determine or reduce the contributions of the Participating Companies under the Plan including, any contributions made by a Participating Company to the OPP, or may, to the extent allowed and subject to any conditions or approval procedures under the Applicable Pension Laws, be returned to the Participating Companies. The allocation of the surplus among the Participating Companies shall be determined by the Company on the advice of the Actuary.

16.03	Fund

(a)	The retirement income and other benefits provided under the Plan, shall be financed by a Fund established for the purposes of the Plan under which all contributions and investment income are held to pay such retirement income, other benefits and the fees, costs and expenses of the Plan, including the fees, costs and expenses of the OPP, to be paid from the Fund as specified in paragraph (e). The Fund shall contain one Defined Benefit Account plus Money Purchase Accounts, OPP Company Accounts and OPP Member Accounts as follows:

(i)	Defined Benefit Account: The Defined Benefit Account shall consist of the assets in the Fund not allocated to the Money Purchase Accounts, OPP Company Accounts and OPP Member Accounts.

(ii)	Money Purchase Account: A separate account shall be maintained for each Member who made contributions pursuant to Section B9.01 which shall represent the portion of the Fund attributable to the Money Purchase Contributions made by the Member.

(iii)	OPP Company Account: A separate account shall be maintained for each Member who is participating in the OPP which shall represent the portion of the Fund attributable to OPP Company Contributions made in respect of the Member.

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(iv)	OPP Member Account: A separate account shall be maintained for each Member who is participating in the OPP which shall represent the portion of the Fund attributable to the OPP Member Contributions made by the Member.

(b)	The Company shall be responsible for the selection of a Funding Agency. The Fund or a portion thereof shall be maintained and administered by the Funding Agency in accordance with the terms of a Funding Agreement entered into between the Company and the Funding Agency. The Company and the Funding Agency may agree to amend the form and the terms of the Funding Agreement at any time. The Company may further appoint an organization licensed to provide investment management services, to manage the investment of any portion of the Fund. The Company may replace any Funding Agency or investment manager at any time, in accordance with the terms of any applicable agreement or contract.

(c)	Subject to Applicable Pension Laws, the retirement income and other benefits provided under the Plan payable hereunder, including the retirement income and other benefits payable under Appendix B, shall only paid to the extent that they are provided for by the assets held under the Fund, and no liability or obligation to make any contributions thereto or otherwise shall be imposed upon a Participating Company other than in accordance with Section 16.01.

(d)	The investment of the Fund shall be made in accordance with Applicable Pension Laws and Revenue Rules.

(e)	Fees of the Funding Agency, fees of an investment manager, investment brokerage, transfer taxes and similar costs arising as a result of the making of investments, sale of assets or realization of investment yield, and the expenses reasonably incurred or compensation properly paid in the course of the administration of the Plan, including the OPP, shall either be paid by the Company in cash or from the Fund, as determined by the Company.

16.04	Claims on the Fund

No Member or any person claiming through him, by virtue of any provision of the Plan, shall have any right to, or any interest in, any part of the Fund except to the extent provided from time to time under the Plan and the Funding Agreement, and any Member or other person having any claim through him shall have recourse solely to the Fund for payment of any benefits hereunder. Under no circumstances shall any liability attach to a Participating Company or any director, officer or employee of a Participating Company for payment of any benefits or claims hereunder.

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16.05	Excess Contributions

In the event that a Participating Company or a Member makes a contribution to the Plan which would cause the Plan’s registration to be revocable under Revenue Rules then, subject to the conditions or approval procedures under Applicable Pension Laws, such contributions shall be returned to the Participating Company or the Member, as applicable.

16.06	Discharge of Liability

Upon distribution of a Member’s entitlement under the Plan, including, the purchase of a life annuity from an insurance company licensed to transact business in Canada, there shall be no further liability under the Plan in respect of such Member. An acceptance of the benefit or the purchase of a life annuity shall constitute a full acquittal and discharge of the Fund and the Funding Agency by the recipient.

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Article 17 Protection of Benefits

17.01	Non-Assignability of Benefits

Except as permitted under Section 17.02 and subject to Applicable Pension Laws and the portability and commutation provisions of any other Article of the Plan, no benefit, right or interest provided under the Plan shall be:

(a)	capable of anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, seizure, attachment or other legal or equitable process; and

(b)	capable of being given as security or surrendered;

and, for the purposes of this Section:

(c)	assignment does not include assignment by the legal representative of a deceased individual on the distribution of the individual’s estate; and

(d)	surrender does not include a reduction in benefits to avoid the revocation of the registration of the Plan under Revenue Rules.

17.02	Support and Division of Property on Marriage Breakdown

(a)	Subject to Applicable Pension Laws and pursuant to a written agreement, decree, order or judgment of a competent tribunal, a benefit payable under the Plan may be subject to execution, seizure or attachment in satisfaction of an order for support or maintenance or may be assigned, pledged, charged, encumbered or alienated to satisfy a division of matrimonial property.

(b)	The determination of the benefit payable to a person under paragraph (a) shall be subject to Applicable Pension Laws and Revenue Rules.

(c)	The Member’s benefit entitlements shall be reduced to account for the value of any settlement made under paragraph (a). Such reduction shall be determined in accordance with Applicable Pension Laws and Revenue Rules.

17.03	Facility of Payment

If the Company shall receive evidence which in its absolute discretion is satisfactory to it that:

(a)	a person entitled to receive any payment provided for in the Plan is physically or mentally incompetent to receive such payment and to give a valid release therefor,

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(b)	another person or an institution is then maintaining or has custody of such payee, and

(c)	no guardian, committee or other representative of the estate of such payee shall have been duly appointed,

then the Company may direct the payment to such other person or institution specified in paragraph (b), and such payment shall be a valid and complete discharge to the Plan for the payment.

In the absence of the appointment of a legal guardian, any benefit payable to a minor may be paid to such adult or adults as have, in the absolute discretion of the Company, assumed the custody and principal financial support of such minor.

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Article 18 Amendment or Discontinuance

18.01	Amendment

The Company expects to continue the Plan indefinitely, but nevertheless reserves the right to:

(a)	amend the Plan,

(b)	modify the Plan,

(c)	terminate the Plan,

(d)	merge or consolidate the Plan with any other registered pension plan adopted by the Board, or

(e)	transfer any assets or liabilities of the Plan to any other pension plan adopted by the Board,

provided that no such action shall adversely affect any right with respect to benefits which have accrued immediately prior to the time such action is taken, except as provided in Section 18.02 and 18.04. The accrued benefits will be computed using as the applicable Date of Determination, the earliest of the date the Member ceases to accrue Continuous Service and the date of the amendment, modification, termination, merger or consolidate of the Plan.

Any amendment of the Plan shall be made by the adoption of a resolution by the Board.

A copy of each amendment shall be provided forthwith to each of the Participating Companies.

18.02	Amendment Required to Maintain Registration

Notwithstanding any other provisions of the Plan, the Company may amend the Plan as is necessary to maintain the registration of the Plan under Applicable Pension Laws and Revenue Rules. Section 18.01 shall not restrict the Company’s ability to make an amendment to the Plan, including, but without limiting the generality of the foregoing, an amendment providing for benefits to be reduced, when the purpose of the amendment is to maintain such registration of the Plan. Any such benefit reduction shall be subject to conditions or approval procedures under Applicable Pension Laws.

18.03	Certification of Post – 1989 Additional Benefits

An amendment to the Plan which creates additional benefits in respect of a period of employment after 1989 and which must be certified by the Minister of National

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Revenue in accordance with Revenue Rules shall not be effective in respect of a Member until such certification has been received for that Member, and such additional benefits will not be paid as a result of the amendment prior to certification. The Company shall apply for such certification before the Participating Companies make any contributions to the Plan in respect of such amendment.

18.04	Discontinuance

In the event the Plan shall be discontinued at any time either in whole, or in part with respect to a specified group of Members only, the assets of the Fund (or the interest therein of Members affected by a partial discontinuance) shall be allocated to provide, to the extent of said assets and subject to Applicable Pension Laws, the retirement income and other benefits then accrued under the Plan. The accrued benefits will be computed using the date the Member ceases to accrue Continuous Service as the applicable Date of Determination. Such allocation shall be made in accordance with an allocation schedule then established by the Company in consultation with the Actuary and filed with and approved by the appropriate authorities in accordance with Applicable Pension Laws.

18.05	Settlement on Discontinuance of Plan

The provisions for the accrued retirement income and other benefits described in Section 18.04 may be in the form of cash, the purchase of annuity contracts, the transfer of monies to other registered pension plans or to approved registered vehicles, or the continuance of the Fund or a combination thereof, at the discretion of the Company and as permitted under Applicable Pension Laws and Revenue Rules.

18.06	Surplus on Discontinuance

Upon discontinuance of the whole Plan, any assets of the Fund remaining after full provision has been made for the accrued retirement income and other benefits as described in Section 18.04 shall be returned to the Company. Any such reversion of assets to the Company shall be subject to the prior written approval of the applicable regulatory authority.

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Article 19 Disclosure

19.01	Plan Explanation

Within the period prescribed by Applicable Pension Laws, the Company shall provide to an Employee who becomes eligible for membership in the Plan a written description of the Plan. Such description shall explain the pertinent terms and conditions of the Plan and amendments thereto as applicable to the Employee, and shall outline the rights and obligations of the Employee which reference to the benefits available under the Plan.

Unless such notification is dispensed with by the jurisdiction having authority under Applicable Pension Laws, then not later than sixty (60) days after registration of any amendments to the Plan, the Company shall provide a similar explanation of the amendment to each Employee affected by the amendment.

19.02	Inspection

The Company shall permit a Member, his authorized agent or any person permitted under Applicable Pension Laws to inspect, or make extracts from, the Plan text and any other related documents required to be made available under Applicable Pension Laws at such time and places as may be required by Applicable Pension Laws.

19.03	Benefit Statement

(a)	Within the time period prescribed in Applicable Pension Laws, the Company shall provide to each Member a written statement describing the benefits that the Member has earned to date and such other information as required under Applicable Pension Laws.

(b)	Upon cessation of employment of a Member or upon termination of the Member’s active membership in the Plan, the Company shall provide the Member (or the person entitled to a benefit in the event of the Member’s death) within the prescribed time period a written statement of the benefits and options to which he is entitled.

19.04	Other Information

The Company shall provide such other information regarding the Plan, statistical or otherwise, as is required under Applicable Pension Laws and Revenue Rules.

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19.05	Limitation

Such explanation, statement or other information provided shall have no effect on the rights or obligations of any such person under the Plan, and shall not be referred to in interpreting or giving effect to the provisions of the Plan. Neither the Company, the Participating Companies, nor any employee, officer or director of a Participating Company who is involved in the administration of the Plan shall be liable for any loss or damage claimed by any person to have been caused by any error or omission in such explanation, statement or other information.

Kraft Canada Inc. Retirement Plan for Former Salaried Employees of Nabisco Ltd. Amended and Restated as of January 1, 2003	49

Article 20 Administration

20.01	The Plan shall be administered by the Company. To facilitate any administrative action required to be taken by the Company under the provisions of the Plan, the Board has established the Pension Administration Board to act on behalf of the Company.

20.02	The Pension Administration Board may appoint one or more agents to carry out any act or transaction required for the administration of the Plan and the Fund or may retain advisors. Every agent appointed by the Pension Administration Board shall report to and shall be subject to the direction and continuing supervision of the Pension Administration Board.

20.03	The Pension Administration Board may from time to time direct that appropriate records be maintained and may establish rules for the administration of the Plan. The Pension Administration Board shall have the exclusive right to interpret the Plan provisions and to decide any matters arising hereunder in the administration and operation of the Plan. All interpretations and decisions shall be applied as nearly as may be possible in a uniform manner to all Members similarly situated.

20.04	Any amendment to the Plan, including any restatement of the Plan in its entirety, shall be made by resolution of the Board.

20.05	The Company shall indemnify and save harmless the members of the Pension Administration Board and any other employees who are involved in the administration of the Plan from the effects and consequences of their acts, omissions and conduct in their formal capacity to the extent permitted by law except for their own willful and intentional malfeasance or misconduct. No part of the Fund shall be used for indemnification payments.

20.06	The Company and members of the Pension Administration Board shall be entitled to rely conclusively upon all tables, valuations, certifications, opinions and reports which shall be furnished by an actuary, accountant, legal counsel or other professional person who shall be employed or engaged for such purposes.

20.07	Whenever the records of a Participating Company are used for the purposes of the Plan, such records shall be conclusive of the facts with which they are concerned.

20.08	An eligible Employee, a Member, a Beneficiary, or a Spouse shall sign such application forms prescribed by the Pension Administration Board and furnish proof of age and furnish such other data and sign such documents as the Pension Administration Board deems necessary or desirable for the proper administration of the Plan or to evidence initial or continued eligibility for a benefit hereunder.

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Schedule A Former Plan Benefit Schedule

A.01	Definition

All terms with initial capitals in this Former Plan Benefit Schedule, other than those defined herein, shall have the meaning set forth in Article 2.

(a)	“Former Plan” means any prior pension plan of the Participating Company or any predecessor company of the Participating Company which is designated as a Former Plan by the Company under the Former Plan Benefit Schedule.

(b)	“Former Plan Benefit” means that pension benefit, if any, to which a Member is entitled hereunder in respect of his period of membership in any Former Plan (as determined pursuant to the provisions of said plans), all as set out in the Former Plan Benefit Schedule.

(c)	“Former Plan Benefit Schedule” means Schedule A setting forth the Former Plan Benefit to which a Member may be entitled as a consequence of his membership in a Former Plan. Said schedule shall be approved by the Company and, subject to Applicable Pension Laws, may be amended from time to time by the Company. The Former Plan Benefit Schedule shall be kept with the records of the Company.

A.02	Purpose

This schedule contains special benefit provisions for particular Members who were members of a Former Plan and whose entitlement thereunder have been assumed by the Plan.

A.03	Limitation

No provision of this schedule shall operate to increase the amount of annual pension payable under the Plan to a Member on retirement termination of employment or the termination of the Plan beyond the maximum lifetime pension permitted pursuant to the Income Tax Act.

A.04	Former Plans

The following plans shall be designated as Former Plans from and after their respective designation dates:

Walter M. Lowney Company, Limited Pension Plan	January 1, 1975
Retirement Plan for the Employees of Standard Brands Limited (formerly Moirs Limited)	January 1, 1975

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Plan for Pensions of Christie, Brown and Company, Limited	January 1, 1983
Dickson’s Food Services Ltd. Pension Plan	January 1, 1983
Pension Plan for Employees of Life Savers Canada Inc.	January 1, 1983

A.05	Lowney Plan Members

This Section A.05 shall apply to Members who were members of the Walter M. Lowney Company, Limited Pension Plan immediately prior to becoming a Member hereunder as of the designation date and whose entitlements under said plan were assumed by the Plan (“Former Plan Members”). The amount to be included in said Former Plan Member’s annual retirement pension pursuant to Section 7.02 (a) in respect of his participation in the Former Plan shall be the amount of pension he had accrued up to June 30, 1970 under the Former Plan (“Former Plan Benefit”).

A.06	Moirs Plan Members

This Section A.06 shall apply to Members who were members of the Retirement Plan for the Employees of Standard Brands Limited (formerly Moirs Limited) immediately prior to becoming a Member hereunder as of the designation date and whose entitlements under said plan were assumed by the Plan (“Former Plan Members”).

The amount to be included in said Former Plan Member’s annual retirement pension pursuant to Section 7.02 (a) in respect of his participation in the Former Plan shall be the amount of pension he had accrued up to December 31, 1974 under the Former Plan (“Former Plan Members”).

A.07	CBCL Plan Members

This Section A.07 shall apply to Members who were members of the Plan for Pensions of Christie, Brown and Company, Limited immediately prior to becoming a Member hereunder as of the designation date and whose entitlements under said plan were assumed by the Plan (“Former Plan Members”).

The amount to be included in said Former Plan Member’s annual retirement pension pursuant to Section 7.02 (a) in respect of his participation in the Former Plan shall be equal to one and one-half percent (1-1/2%) of the Member’s Final Average Earnings minus four-tenths of one percent (4/10 of 1%) of the lesser of his Final and his Average Earnings and his Average Year’s Maximum Pension Earnings, multiplied by his years of credited service accrued under the Former Plan as at December 31, 1982 (“Former Plan Benefit”).

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A.08	Dickson’s Plan Members

This Section A.08 shall apply to Members who were members of the Dickson’s Food Services Ltd. Pension Plan immediately prior to becoming a Member hereunder as of the designation date and whose entitlements under said plan were assumed by the Plan (“Former Plan Members”).

The amount to be included in said Former Plan Member’s annual retirement pension pursuant to Section 7.02 (a) in respect of his participation in the Former Plan shall be the amount of pension he had accrued under the Former Plan up to December 31, 1982 (“Former Plan Benefit”).

A.09	Life Savers Plan Members

This Section A.09 shall apply to Members who were members of the Pension Plan for Employees of Life Savers Canada Inc. immediately prior to becoming a Member hereunder as of the designation date and whose entitlements under said plan were assumed by the Plan (“Former Plan Members”).

The amount to be included in said Former Plan Member’s annual retirement pension pursuant to Section 7.02 (a) in respect of his participation in the Former Plan shall be equal to, in the case of Former Plan Members who were classified as management employees under the Former Plan, two percent (2%) of the Member’s Final Average Earnings multiplied by his years of credited service accrued under the Former Plan as at December 31, 1982 or, in the case of Former Plan Members who were not classified as management employees under the Former Plan, one and three quarters percent (1-3/4% of the Member’s Final Average Earnings multiplied by his years of credited service accrued under the Former Plan as at December 31, 1982 less his “Statutory Government Benefits” multiplied by the ratio of his credited service (up to a maximum of 35 years) accrued under the Former Plan as at December 31, 1982 to thirty-five (35) years (“Former Plan Benefit”). Statutory Government Benefits for purposes of this Section A.09 shall mean the Canada Pension Plan and Old Age Security benefits determined in accordance with the provisions of the Former Plan.

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Schedule B Adjustments and Offsets Regarding Predecessor Plans

B.01	Reduction for Group Annuity Retirement Plan Benefits

The amount of a Member’s Past Service Benefit as determined pursuant to the provisions of Section 7.02, shall be reduced pursuant to Section 7.02 (c)(i) by the monthly amount of the pension benefit, if any, which the Member is entitled to receive under the Group Annuity Retirement Plan, said amount being adjusted on an Actuarial Equivalent basis, if necessary, to reflect the same terms and conditions applicable to the Past Service Benefit payable under the Plan. The resulting reduced pension benefit shall be the pension benefit under Section 7.02 and shall be in addition to the monthly amount of pension benefit, if any, payable to the Member under the Group Annuity Retirement Plan.

For the purpose of this Section B.01, “Group Annuity Retirement Plan” means the retirement plans funded through (i) Group Annuity Contracts G 26 and G 1026 with the Canadian Government Annuities Branch, (ii) Group Annuity Contracts GP-6019 with the Connecticut General Life Insurance Company, (iii) Group Annuity Contract GA 2159N with the London Life Insurance Company and (iv) Group Annuity Contract PW 10283 with The Standard Life Assurance Company.

B.02	Minimum Benefit for Members of the Associated Biscuits of Canada Ltd. Executive Plan

Pursuant to Section 7.02 (c)(ii), the annual benefit entitlement payable to a Member under the Plan in respect of his participation in the Associated Biscuits of Canada Ltd. Executive Pension Plan prior to January 1, 1984 (the “ABC Executive Plan”) shall in no event be less than equal to two percent (2%) of the Member’s Final Average Salary as of his Date of Determination multiplied by his years of Credited Service under the ABC Executive Plan, subject to adjustment, if any, for early retirement and/or payment in other than the normal form. Final Average Salary for purposes of this Section B.02 shall mean the average of the Member’s Earnings (excluding incentive compensation and management bonus) for any consecutive three (3) year period during the ten (10) year period immediately preceding the Member’s Date of Determination for which such average is the highest.

B.03	Benefit Entitlement in Respect of Dad’s Plan Contributions

If a Member with Dad’s Plan Contributions to his credit reaches his Date of Determination for any reason excluding death, he shall be entitled to receive a lump sum amount equal to his Dad’s Plan Contributions together with Credited Interest thereon. Such a Member may elect one of the following manner of payments:

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(a)	a lump sum transfer to a registered retirement savings plan of the kind prescribed by Applicable Pension Laws; or

(b)	an additional pension benefit payable under the Plan which can be secured on an Actuarial Equivalent basis with such lump sum entitlement. Such additional pension benefit shall commence on the Member’s Pension Commencement Date and shall be payable under the normal pension form prescribed under Section 9.01 or 9.02 (a), as applicable, or such other optional pension form as provided in Article 9 as the Member may elect.

Notwithstanding the foregoing, if the Member has not attained age forty-five (45) and/or has not completed ten (10) or more years of Continuous Service or Credited Service on his Date of Determination, the lump sum entitlement shall be paid to the Member in a single sum or, at the Member’s direction, be transferred to a registered retirement savings plan which is established under the Income Tax Act (Canada).

If a Member with Dad’s Plan Contributions to his credit dies prior to his Date of Determination, his Spouse or if no Spouse exists, his Beneficiary or estate, shall receive a lump sum refund equal to his Dad’s Plan Contributions with Credited Interest thereon.

(c)	for the purpose of this Section B.03:

(i)	“Dad’s Plan Contributions” means the Former Dad’s Plan contributions credited to the Member under the Associated Biscuits of Canada Ltd. Consolidated Retirement Plan as of December 31, 1983; and

(ii)	“Former Dad’s Plan” means the plan underwritten by Group Policy GA8212 issued by the Imperial Life Assurance Company of Canada and whose assets and liabilities were merged and consolidated under the Associated Biscuits of Canada Ltd. Consolidated Retirement Plan effective January 1, 1981.

B.04	Non-Duplication of Benefits

Pursuant to Section 7.02 (c)(iii), if a Member is entitled to a pension or any other benefit under any other plan maintained by the Company, any subsidiary or affiliated company or any predecessor company of said companies (including Nabisco Brands Inc.) or to which the Company, any subsidiary or affiliated company or any predecessor company of said companies contributes or has contributed, the Actuarial Equivalent of such pension or other benefit to the extent attributable to service for which a benefit is provided hereunder shall be offset against the pension or any other benefit payable hereunder, provided, however, that if such pension or other benefit shall have been directly offset hereunder, the foregoing offset shall not apply.

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Appendix A     Optional Pension Plan Members

A1.02	The provisions of this Appendix A shall only be applicable on and after January 1, 2003 to a Member who has made OPP Member Contributions.

A1.03	OPP Member Contributions

An OPP Member may elect to contribute to the OPP an amount not exceeding six percent (6%) of his Earnings.

A1.04	OPP Company Contributions

In each calendar year or portion thereof and subject to the provisions of Section 16.02, the Participating Company shall contribute an amount equal to 50% of the OPP Member Contributions made by the OPP Member in such calendar year or portion of calendar year.

A1.05	OPP Benefits

The amount of benefits payable out of the OPP shall be those benefits which may be purchased from an insurance company licensed to transact business in Canada, using the full balance of the OPP Company Account and the OPP Member Account. Upon termination of employment, an OPP Member shall be permitted to transfer the full balance of the OPP Company Account and the OPP Member Account in accordance with Article 14.

A1.06	OPP Administrative Rules

(a)	An OPP Member may change, discontinue or reinstate his level of OPP Member Contributions on the first day of any month.

(b)	OPP Member Contributions shall be deposited individual OPP Member Accounts.

(c)	OPP Company Contributions shall be deposited in individual OPP Company Accounts.

(d)	OPP Member Accounts and OPP Company Accounts shall be invested, at the direction of the OPP Member, in a number of investment options to be made available by the Funding agency under the terms of the Funding Agreement. An OPP Member may change such direction on the first day of any month.

(e)	OPP Member Accounts and OPP Company Accounts shall be valued at least monthly, at which time all interest, dividend and other investment earnings shall be allocated to each account.

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(f)	The Company shall establish and communicate other administrative procedures to ensure the efficient administration of the OPP.

(g)	Fees and expenses related to the OPP shall be paid from the Fund pursuant to Section 16.03(e).

A1.07	OPP Maximum Contributions

The Company shall establish administrative procedures such that the total of OPP Company Contributions and OPP Member Contributions shall not exceed the amount of contributions permissible under Revenue Rules.

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Appendix B     Provisions for Members who made Money Purchase Contributions

B1.01	The provisions of this Appendix B shall only be applicable to a Member who was employed in a position which is Grade 15 or higher and who has made Money Purchase Contributions prior to January 1, 2003.

B1.02	Effective January 1, 2003, no further Money Purchase Contributions may be made by a Member.

B1.03	The Past Service Benefits of a Member who made Money Purchase Contributions shall be adjusted pursuant to the terms of this Appendix B.

B1.04	Following the end of each Plan Year, the Company shall provide to Canada Revenue Agency a listing of each Member whose Money Purchase Account was transferred to the Defined Benefit Account during that Plan Year pursuant to Section B3.03, along with confirmation whether any portion of such Money Purchase Account was transferred elsewhere.

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Appendix B2     Definitions

Wherever used in this Appendix B, the following terms will have the meanings given below unless the context clearly indicates otherwise. Other defined terms shall have the meaning given in Article 2 of the Plan.

B2.01	“Ancillary Value” means the value determined pursuant to Section B5.04.

B2.02	“Commuted Value” of a benefit means the present lump sum value of the benefit determined on an actuarial basis which does not distinguish on the basis of sex, using the methods and assumptions adopted by the Company, subject to Applicable Pension Laws and Revenue Rules.

B2.03	“Defined Benefit Pension” means the pension determined by reference to Section B3.03.

B2.04	“Money Purchase Account” of a Member means the account established in his name pursuant to Section 16.03(a)(ii).

B2.05	“Money Purchase Contributions” means the contributions made by the Member pursuant to Section B9.01.

B2.06	“Money Purchase Pension” means a pension determined by reference to Section B3.02.

B2.07	“MP Factor” means the factor determined pursuant to Section B3.02.

B2.08	“Present Value Factor” means, in respect of an annual pension amount, the present value for $1.00 of such pension determined on an actuarial basis that is consistent with the basis that would apply to a calculation of a Commuted Value in respect of the Member, using the methods and assumptions adopted by the Company, subject to Applicable Pension Laws and Revenue Rules.

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Appendix B3     Adjustment to Past Service Benefit for Members with Money Purchase Contributions

B3.01	Amount of Pension

Subject to Section 7.04 of the Plan, the Past Service Benefit of a Member under this Appendix B shall be the Member’s Defined Benefit Pension determined by reference to the provisions of this Article B3.

B3.02	Money Purchase Pension Offset

For purposes of the offset under B3.03(b), a Money Purchase Pension shall be calculated for a Member equal to an annual pension payable at the Member’s Normal Retirement Date which can be provided by the balance of his Money Purchase Amount when such balance is applied to produce a pension with a Present Value Factor (the “MP Factor”) equal to the following:

(X+Y)Z

Y

Where X equals:	the balance in the Money Purchase Account of the Member;

Y equals:	Z multiplied by the amount determined under Section 7.02;

Z equals:	the Present Value Factor for $1.00 of lifetime pension (payable commencing when the Member reaches Normal Retirement Date) pursuant to the terms of this Appendix B, determined as if payable as a Defined Benefit Pension payable in the normal form under Section 9.01 and without any indexing under Article B8;

provided that such MP Factor shall not exceed the Present Value Factor of a lifetime pension with the maximum level of ancillary benefits offered under Section B3.05 (including any applicable bridging benefits) reflecting the limitations contained in Section B4.02(e), B4.06, B6.01, B6.03, and Article B8.

B3.03	Defined Benefit Pension

A Member’s annual Defined Benefit Pension shall be equal to (a) minus (b) where:

(a)	is the Past Service Benefit as defined in Section 7.02 (provided that such amount shall not exceed the amount determined by reference to Section 7.04, in respect of Credited Past Service); and

(b)	is the annual amount of Money Purchase Pension offset determined pursuant to Section B3.02;

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provided the result shall not be less than zero.

However, if a Member retires pursuant to Section 6.01, 6.02 or 6.03, and does not elect to transfer his Money Purchase Account out of the Fund pursuant to Section B4.05 or if the Member is entitled to a deferred pension pursuant to Section B5.01 and the Member does not elect to transfer his Money Purchase Account out of the Fund pursuant to Section B5.02, then the following rules shall apply:

(c)	The Member’s Defined Benefit Pension which, pursuant to Section B4.01, B4.02, B4.04 or B5.01, is calculated by reference to the first paragraph of this Section B3.03, shall be determined without the offset provided under Section B3.03(b).

(d)	The redetermination of the Member’s Defined Benefit Pension pursuant to (c) above shall be subject to certification by the Minister of Revenue of any past service pension adjustment that arises due to such redetermination, as educed by any qualifying transfer arising from the transfer described in (e) below.

(e)	The balance of the Member’s Money Purchase Account, not exceeding the limit contained in the last paragraph of B3.05, shall be transferred to the Defined Benefit Account as soon as practicable after the Member has elected to not transfer his Money Purchase Account out of the Fund pursuant to section B4.05 or B5.02, as applicable. However, if the balance of the Member’s Money Purchase Account exceeds the limit contained in the last paragraph of Section B3.05, then a portion of the Member’s Money Purchase Account equal to such limit shall be transferred to the Defined Benefit Account and the remainder of the Money Purchase Account shall be paid to the Member in cash.

B3.04	Ancillary Value

The provisions of Part A or Part B below, as applicable, determine the amount of a Member’s Ancillary Value.

PART A: MEMBER TRANSFERS MONEY PURCHASE ACCOUNT OUTSIDE PLAN

If a Member has a Money Purchase Account and elects to transfer that Money Purchase Account out of the Fund pursuant to Section B4.05 or B5.02 then the Member shall be credited with an Ancillary Value equal to:

(a) the value Y determined pursuant to Section B3.02;

MINUS

(b) the annual Defined Benefit Pension determined pursuant to Section B3.03 after the offset provided under Section B3.03(b), multiplied by the factor Z determined pursuant to Section B3.02.

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Part B: MEMBER TRANSFERS MONEY PURCHASE ACCOUNT TO DEFINED BENEFIT ACCOUNT

If a Member retires pursuant to Section 6.01, 6.02 or 6.03, and does not elect to transfer his Money Purchase Account out of the Pension Fund pursuant to Section B4.05 or if the Member is entitled to a deferred pension pursuant to Section B5.01 and the Member does not elect to transfer his Money Purchase Account out of the Fund pursuant to Section B5.02, then the Member shall be credited with an Ancillary Value equal to the balance of his Money Purchase Account transferred pursuant to Section B3.03(e).

B3.05	Application of Ancillary Value to Enhance Pension

The Member may elect to allocate his Ancillary Value to provide one or more of the following enhancements to his Defined Benefit Pension by completing and filing an election form in the manner prescribed by the Company:

(a)	If the Member’s pension would be subject to a reduction for early retirement under Section 8.02(b)(i), then that early retirement reduction may be lessened, or waived entirely if possible, pursuant to Section B4.02(e) subject to the minimum reduction required under Section 8.02(c).

(b)	If the Member does not have a Spouse or if the mandatory joint and survivor form is waived pursuant to Section 9.02, then the guarantee period pursuant to Section 9.01 may be increased pursuant to Section B6.01 but the total guarantee period shall not exceed 180 months. If the Member does have a Spouse, the Member’s pension may be paid in the form of a joint and two-thirds survivor pension pursuant to Section 9.03(b)(i) which is unreduced or reduced on a less than actuarial basis and which may include a guarantee of 60 months.

(c)	the Defined Benefit Pension and any bridging benefits may be granted indexing pursuant to the provisions of Article B8.

(d)	the Member may elect to receive an additional bridging benefit payable from his Early Retirement Date pursuant to Section B4.03, but subject to the limits imposed by Section 8.03 (b) and (c).

(e)	a Member may elect to receive additional lifetime pension by upgrading Best Average Earnings-5 pursuant to Section B4.06.

The Member must complete and file such election with the Company within 60 days of receiving his retirement/termination statement from the Company (or such longer time period as may be prescribed under Applicable Pension Laws or by the Company) or the Member shall be deemed to have elected to allocate his Ancillary Value to each of (a), (b), (c), (d) and (e) above in turn in descending order. If the Ancillary Value is not exhausted by one item, the balance of the Ancillary Value shall

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be allocated to each subsequent item in turn until the Ancillary Value is exhausted or until the maximum allocation has occurred under all of (a), (b), (d), (d) and (e).

A Member’s Ancillary Value shall be allocated to provide enhancements under (a), (b), (c), (d) and (e) to the fullest extent possible. However, the amount transferred from the Member’s Money Purchase Account to the Defined Benefit Account pursuant to the second paragraph of Section B3.03 shall not exceed the Commuted Value of the offset to the Defined Benefit Pension determined under Section B3.03(b) when valued using the MP Factor determined for the Member pursuant to Section B3.02.

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Appendix B4     Retirement Pension

B4.01	Normal Retirement Pension

A Member who retires on his Normal Retirement Date shall receive a Defined Benefit Pension calculated pursuant to Article B3 based on the Member’s Past Service Benefit at his Normal Retirement Date and the value of his Money Purchase Account at that time.

B4.02	Early Retirement Pension

A Member who retires on his Early Retirement Date shall receive a Defined Benefit Pension based on the Member’s Past Service Benefit on his Early Retirement Date and the value of his Money Purchase Account at that time, and calculated according to the following procedure.

(a)	The Member’s MP Factor shall be calculated pursuant to Section B3.02 except that the formula for the MP Factor shall be modified to read as:

(X+YE)Z

Y

where X, Y and Z are determined pursuant to Section B3.02; and

YE equals:   the Commuted Value of the Benefits payable commencing on the Member’s Early Retirement Date, determined as if payable as a Defined Benefit Pension without the offset provided under Section B3.03 (b), payable in the normal form under Section 9.01, and without any indexing under Article B8, and after reduction pursuant to the reduction factor specified in Section 8.02 (b)(i);

provided that such MP Factor shall not exceed the Present Value Factor of a lifetime pension with the maximum level of ancillary benefits offered under Section B3.05 (including any applicable bridging benefits) reflecting the limitations contained in Section B4.02(e), B4.06, B6.01, B6.03, and Article B8

The Member’s Money Purchase Pension offset pursuant to Section B3.02 shall then be calculated based on this MP Factor.

(b)	The Member’s Defined Benefit Pension shall be calculated pursuant to Section B3.03 and:

(i)	if the Member elects to transfer his Money Purchase Account out of the Fund pursuant to Section B4.05 then the offset under Section

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B3.03(b) shall be based on the amount calculated under Section B4.02(a); and

(ii)	if the Member does not elect to transfer his Money Purchase Account out of the Fund pursuant to Section B4.05 then the transfer from the Member’s Money Purchase Account to the Defined Benefit Account described in Section B3.03(e) shall occur and, subject to Section B3.03(c) and (d), the Money Purchase Pension offset under Section B3.03(b) shall not apply.

(c)	The Member’s Defined Benefit Pension calculated under (b) above shall then be reduced by one-third of 1% for each complete month that the Member’s Early Retirement Date precedes his sixty-second birthday, subject to the minimum reduction required under Revenue Rules.

(d)	The Member’s Ancillary Value shall be determined as:

(i)	if the conditions in subsection (b)(i) apply:

(A)	the value YE, determined pursuant to Section B4.02(a);

MINUS

(B)	the Commuted Value of the monthly Defined Benefit Pension determined pursuant to Section B4.02 (c).

(ii)	if the conditions in subsection (b)(ii) apply, the balance of his Money Purchase Account transferred pursuant to Section B3.03(e)

(e)	Notwithstanding (c) above, if the Member elects (or is deemed to elect) to apply all or part of his Ancillary Value pursuant to Section B3.04 (c) to lessen the early retirement reduction applicable to his Defined Benefit Pension then the early retirement reduction otherwise applicable shall be lessened to the extent selected by the Member subject to the following conditions:

(i)	the Commuted Value of the diminishment of the early retirement reduction shall equal the Ancillary Value allocated pursuant to Section B3.05 (a); and

(ii)	the Defined Benefit Pension must be reduced by at least the percentage specified in Section 8.02 (c).

B4.03	Bridging Benefit

(a)

If the Member elects (or is deemed to elect) to apply all or part of his Ancillary Value pursuant to Section B3.05 (d) to provide a bridging benefit, then the Member shall receive a bridging benefit payable under the defined

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benefit provisions of this Appendix B. The amount of such bridging benefit shall be selected by the Member subject to the condition that the Commuted Value of the bridging benefit shall equal the Ancillary Value allocated pursuant to Section B3.05 (d).

(b)	The bridging benefits determined pursuant to subsection (a) shall be payable commencing on the Member’s Pension Commencement Date and shall cease with the payment made for the month in which the Member dies or attains age 65, whichever occurs earlier, however the bridging benefit determined pursuant to subsection (a) may continue to the payment for the month in which the Member would have attained age 65 if the member elects to apply Ancillary Value accordingly.

(c)	Bridging benefits payable under this Section B4.03 are subject to the limitations contained in Section 8.03.

B4.04	Postponed Retirement Pension

A Member who retires on a Postponed Retirement Date shall be entitled to receive, commencing on such Postponed Retirement Date, an annual retirement pension calculated pursuant to Article B3 based on the Member’s Past Service Benefit on his Postponed Retirement Date. The Member’s Money Purchase Pension offset shall be based on the value of his Money Purchase Account on his Postponed Retirement Date and calculated pursuant to Section B3.02 subject to the following modifications.

(a)	The Member’s MP Factor shall be calculated pursuant to Section B3.02 assuming a Money Purchase Pension commencing at the Member’s Postponed Retirement Date.

(b)	Factor Z shall be based on a Present Value Factor for a lifetime pension commencing on the Member’s Postponed Retirement Date.

(c)	The amount of the Member’s Defined Benefit Pension calculated pursuant to Section B3.03 (a) shall be reduced by the Actuarial Equivalent amount of any partial pension paid to the Member prior to his Postponed Retirement Date.

B4.05	Transfer of Money Purchase Account

A Member who has a Money Purchase Account may, despite eligibility for an immediate pension and after determining the offset of his Defined Benefit Pension pursuant to Section B3.03 and allocating his Ancillary Value pursuant to Section B3.05, elect to transfer all or any portion of his Money Purchase Account from the Fund as provided under Section 15.02(b) provided that notice of such election is given to the Company within the time limits prescribed under Applicable Pension Laws (or as otherwise permitted by the Company) and that such transfer is carried out in accordance with the requirements of Applicable Pension Laws and Revenue Rules.

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B4.06	Additional Lifetime Pension from Upgrading Best Average Earnings-5

If the Member elects (or is deemed to elect) to apply all or part of his Ancillary Value pursuant to Section B3.05(e) to provide additional lifetime Defined Benefit Pension, then the amount of such additional lifetime pension shall be selected by the Member subject to the limitations in the final paragraph of this Section so that the Commuted Value of the additional lifetime Defined Benefit Pension shall equal the Ancillary Value allocated pursuant to Section B3.05 (e).

Notwithstanding the preceding paragraph of this Section, the total lifetime Defined Benefit Pension payable as of the Date of Determination to a Member under this Appendix B (including any additional pension determined pursuant to the preceding paragraph of this Section) when added to the amount of his Money Purchase Pension offset, if any, shall not exceed either of (a) or (b) below:

(a)	the maximum amount permitted under Section 7.04 in respect of Credited Past Service; or

(b)	the total pension that would be payable to the Member under B3.02 and B3.03 if the definition of Best Average Earnings-5 was modified so that a reference to five years read as a reference to one year.

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Appendix B5     Termination of Employment

B5.01	Deferred Pension

If a Member terminates employment for any reason other than death or retirement, the Member shall be entitled to receive a deferred pension commencing on the Member’s Normal Retirement Date, or the Member’s Early Retirement Date. Such deferred pension shall be calculated and determined pursuant to Article B3 at the time that the Member terminates employment. The calculation shall be based on the Member’s Past Service Benefit on the date he terminates employment and the value of his Money Purchase Account at the same date, according to the following procedure:

(a)	The Member’s MP Factor shall be calculated pursuant to Section B3.02 as if the Member’s Money Purchase Pension was payable commencing at the Member’s Normal Retirement Date. The Member’s Money Purchase Pension offset pursuant to B3.02 shall then be calculated based on this MP Factor.

(b)	The Member’s Defined Benefit Pension shall be calculated pursuant to Section B3.03 and:

(i)	if the Member elects to transfer his Money Purchase Account out of the Fund pursuant to Section B5.02 the offset under Section B3.03(b) shall be based on the amount calculated under Section B5.01 (a); and

(ii)	if the Member does not elect to transfer his Money Purchase Account out of the Pension Fund pursuant to Section B5.02 then the transfer from the Member’s Money Purchase Account to the Defined Benefit Account described in Section B3.03(e) shall occur and, subject to Section B3.03(c) and (d), the Money Purchase Pension offset under section B3.03(b) shall not apply.

(c)	The Member shall elect to allocate his Ancillary Value pursuant to Section B3.05 or he shall be deemed to allocate his Ancillary Value pursuant to the default provisions of Section B3.05. For this purpose the priority of the deemed allocations under Section B3.05 shall operate in the following order: (b), (c), (a), (d) and (e).

B5.02	Portability

A Member who elects a lump sum transfer of his deferred pension pursuant to Section 15.02(c) may elect to receive the portion of the Commuted Value equal to the balance of his Money Purchase Account in a lump sum rather than transferring it to one of the locked-in portability vehicles permitted under Applicable Pension Laws, except to the extent prohibited by Applicable Pension Laws. A Member who elects a transfer or payment of a Commuted Value shall take the Commuted Value in full satisfaction of such rights under Appendix B and upon the completion of such transfer shall have no further entitlement to such benefits under Appendix B.

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Appendix B6     Enhanced Form of Pension

B6.01	Enhanced Form of Guarantee

Notwithstanding the provisions of Section 9.01 (a), and subject to Section 9.02, if a Member elects (or is deemed to elect) to apply all or part of his Ancillary Value pursuant to section B3.05 (b) to provide an enhanced form of guarantee, then the Member’s Defined Benefit Pension shall be guaranteed for an additional number of months beyond the 60 months guaranteed under Section 9.01. The additional number of months shall be determined so that the Commuted Value of the Defined Benefit Pension with the additional months guaranteed is equal to the Commuted Value of the Defined Benefit Pension with a 60 month guarantee plus the Ancillary Value allocated to provide the additional guarantee. The number of months guaranteed shall be measured in whole months and the total period guaranteed under this Article B6 shall not exceed 180 months.

B6.02	Enhanced Joint and Survivor Form

Notwithstanding the provisions of Section 9.02, if a Member with a Spouse on the date payment of his pension commences elects (or is deemed to elect) to apply all or part of his Ancillary Value pursuant to Section B3.05 (b) to provide an unreduced (or partially reduced, as applicable):

(a)	joint and two-thirds survivor pension without guarantee then the Member’s Defined Benefit Pension shall be paid to the Member in equal monthly instalments until the Member dies at which time two-thirds of the amount paid to the Member shall be paid to the Member’s surviving Spouse, if any, for the remaining lifetime of such Spouse; or

(b)	joint and two-thirds survivor pension with a five year guarantee, then the Member’s Defined Benefit Pension shall be paid to the Member in equal monthly instalments until the Member dies at which time two-thirds of the amount paid to the Member’s surviving Spouse, if any, for the remaining lifetime of such Spouse, provided that:

(i)	if the Member dies before he has received sixty payments then the amount payable to the surviving Spouse for the remainder of such sixty months shall not be less than the amount payable to the Member; and

(ii)	if the Spouse dies before the Member and the surviving Spouse have received a total of sixty payments between them then the payments shall continue to the Beneficiary of the Member for the remainder of such sixty months.

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The reduction, if any, to be applied to the Defined Benefit Pension payable to the Member, if any, shall be determined by reference to the Member’s Ancillary Value. If the Member’s Ancillary Value allocated for this purpose equals the difference in Commuted Value between an unreduced joint and two-thirds survivor pension (with a five-year guarantee if applicable) and a joint and two-thirds survivor pension (with a five-year guarantee if applicable) that is Actuarially Equivalent to the normal form of pension which would otherwise be payable under Section 9.01 then the Defined Benefit Pension payable to the Member shall be unreduced. If the Member’s Ancillary Value allocated for this purpose is less than such difference in Commuted Value then the Defined Benefit Pension payable to the Member shall be reduced to the extent required to ensure that the Commuted Value of such reduced pension with its joint and two-thirds survivor pension (and five-year guarantee if applicable) is equal to the Ancillary Value allocated pursuant to Section B3.05 (b) plus the Commuted Value of the Actuarially Equivalent joint and two-thirds survivor pension, with a five-year guarantee if applicable.

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Appendix B7     Death Benefits

B7.01	Pre-Retirement Death Benefit

The pre-retirement death benefit in respect of a Member’s Defined Benefit Pension shall be equal to the Commuted Value of the deferred pension calculated pursuant to Article B5 and less the Commuted Value of the Defined Benefit Pension based on the Member’s Credited Service accrued prior to January 1, 1987 (or January 1, 1985 in case of a Manitoba Member). The redetermination of the Member’s Defined Benefit Pension and the transfer of his Money Purchase Account to the Defined Benefit Account pursuant to Section B3.03(c), (d) and (e) shall apply as of the Member’s date of death, and his Ancillary Value shall be allocated at the time of his death pursuant to the default allocation prescribed in Section B5.01.

The pre-retirement death benefit in respect of the Defined Benefit Pension of a Member who has already elected (or has been deemed to elect) benefits under B5 shall be equal to the Commuted Value of the Member’s deferred Defined Benefit Pension less the Commuted Value of any Defined Benefit Pension based on the Member’s Credited Service accrued prior to January 1, 1987 (or January 1, 1985 in the case of a Manitoba Member).

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Appendix B8     Indexing Adjustments

B8.01	Adjustment to Member’s Pension

If a Member elects (or is deemed to elect) to apply all or part of his Ancillary Value pursuant to Section B3.05 (c) to provide indexing for his Defined Benefit Pension, and associated bridging benefits if applicable, then such pension and benefits shall be indexed at a fixed annual rate to the extent that the Commuted Value of the indexing is equal to the Ancillary Value allocated to provide the indexing. Such indexing shall not exceed:

(a)	in respect of the period from the Member’s termination of employment to the end of the month before payment of his pension commences, the percentage increase in the Average Industrial Wage during the period; and

(b)	in respect of the period beginning with the first day of the month in which payment of his pension commences, 4% per annum.

The monthly indexed Defined Benefit Pension, and associated bridging benefits if applicable, shall be increased effective the first day of each January following the Member’s break in Continuous Service by the addition of an amount which is the product of:

(c)	the monthly amount of such pension, and associated bridging benefits if applicable, which is payable or being paid at the end of the preceding year; and

(d)	the annual rate of indexing determined under the first paragraph of this Section.

In the first year of indexing only, the result shall be further multiplied by a fraction, the numerator of which is the number of calendar months between the commencement date of the pension and the December 31 of the same year and the denominator of which is 12.

B8.02	Adjustment to Survivor Pension

The monthly amount of a post-retirement survivor pension being paid to a Spouse in respect of a deceased Retired Member’s pension which was indexed pursuant to Section B8.01 shall be indexed as follows. Such pension shall be increased effective the first day of January in each year following commencement of the survivor pension by the addition of an amount which is the product of:

(a)	the monthly amount of survivor pension in respect of such pension being paid at the end of the preceding year;

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(b)	the annual rate of indexing that was applicable to the Retired Member’s pension under Section B8.01; and

(c)	if the Retired Member’s pension on which the survivor pension is based commenced payment later than the first day of January in the preceding year, a fraction, the numerator of which is the number of the calendar months between the commencement date of the Retired Member’s pension and the December 31 of the same year and the denominator of which is 12.

The adjustment pursuant to this Section shall also apply to any guaranteed pension payments made to a Beneficiary following the death of a Retired Member which are based on a pension that was indexed pursuant to Section B8.01.

B8.03	Maximum Retirement Income Following Date of Determination Where Indexing

Notwithstanding Section 7.04, the annual rate, of a Member’s Defined Benefit Pension payable in the year of commencement to a Member who is entitled to indexing adjustments pursuant to Section B8.01 (excluding the amount of any Money Purchase Pension) shall not exceed the lesser of:

(a)	the amount determined under Section 7.04 increased by any applicable indexing adjustments to the year of commencement pursuant to Section B8.01; and

(b)	an amount determined in the year of commencement as the lesser of:

(i)	the defined benefit limit for the year in which the pension commences; and

(ii)	2% of the Member’s highest average compensation indexed to the year of commencement pursuant to the Revenue Rules;

multiplied by the Member’s Credited Past Service, and then reduced by the reduction factor specified in Section 8.02(c) if applicable. For the purposes of this paragraph “defined benefit limit” has the meaning given to that term under the Revenue Rules.

The annual lifetime pension (excluding the amount of any Money Purchase Pension) payable in any year following commencement shall not exceed the amount determined under the preceding paragraph of this Section, multiplied by the cumulative percentage increase in the Consumer Price Index (as published by Statistics Canada under the authority of the Statistics Act) from the month in which the pension commenced to the beginning of the current year.

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Appendix B9     Money Purchase Contributions

B9.01	Member Contributions to Money Purchase Account

A Member employed in a position, which is Grade 15 or higher, was permitted, prior to January 1, 2003, to elect to contribute to his Money Purchase Account. Such Member contributions were made by way of payroll deduction. On and after January 1, 2003, no further Money Purchase Contributions are permitted to be made to the Plan.

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Appendix C     Provincial Provisions—Alberta

1.	“Spouse” means in relation to an Alberta Member, the person who, at the earlier of the commencement of a Member’s pension and the date of the Member’s death, meets one of the following eligibility requirements:

(a)	the person who is married to the Member and has not been living separate and apart from the Member for three or more consecutive years; or

(b)	if there is no person to who paragraph (a) above applies, the person, of the opposite sex or the same sex, who has lived with the Member continuously in a marriage-like relationship for at least three years immediately preceding the relevant time.

2.	Commutation of Pensions

Any benefit required to be paid under the Plan, may be commuted and paid in a lump sum at the discretion of the Member or the Member’s Spouse if the Member has died, if:

(a)	the annual retirement income that would be payable to the Member at or after Normal Retirement Date does not exceed 4% of the YMPE as at the Date of Determination; or

(b)	the lump sum Actuarial Equivalent of such retirement income does not exceed 20% of the YMPE as at the Date of Determination.

The amount of any such form of benefit settlement shall be the Actuarial Equivalent of the Benefit remaining to be paid.

3.	The Spouse of an Alberta Member, who is entitled to a death benefit in accordance with Article 10 of the Plan, shall receive such benefit in the form of an immediate or deferred pension commencing prior to age 65 or may transfer the Actuarial Equivalent to a locked-in vehicle prescribed under Applicable Pension Laws. Excess contributions payable under Section 10.01 may be paid in a cash lump sum payment.

In the event the Spouse who is entitled to a pre-retirement death benefit dies prior to transferring the Actuarial Equivalent to a locked-in vehicle prescribed under Applicable Pension Laws, the benefit shall be paid to the Spouse’s estate.

4.	For the purpose of Section 11.03 of the Plan, an Alberta Member whose employment with a Participating Company is terminated for any reason other than death or retirement prior to the completion of:

(a)	for a Member who joined the Plan prior to January 1, 2000, the earlier of:

(i)	the date coincident with the completion of two years of Continuous Service as a Member; and

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(ii)	the date coincident with the completion of five years of Continuous Service; or

(b)	for a Member who joined the Plan on or after January 1, 2000, the date coincident with the completion of two years of Continuous Service as a Member;

shall be entitled to receive the Actuarial Equivalent of the retirement income otherwise payable from Normal Retirement Date as a cash payment in accordance with paragraph 15.02 (b).

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Appendix C     Provincial Provisions – British Columbia

1.	“Spouse” means in relation to an British Columbia Member, the person who, at the earlier of the commencement of a Member’s pension and the date of the Member’s death, meets one of the following eligibility requirements:

(a)	the person who is married to the Member and who, if living separate and apart from the Member for the relevant time, did not live separate or apart from the Member for longer than the two year period immediately preceding the relevant time; or

(b)	if there is no person under paragraph (a), the person who is living and cohabiting with such Member in a marriage-like relationship between persons of the same gender, and who has cohabited in that relationship in the two-year period immediately preceding the relevant time.

2.	Commutation of Pensions

(a)	Any annuity required to be paid under the Plan, may be commuted and be paid in a lump sum at the discretion of the Member or the Member’s Spouse if the Member has died, if:

(i)	the annual retirement income that would be payable to the Member at or after Normal Retirement Date is less than 10% of the YMPE as at the Date of Determination; or

(ii)	the lump sum Actuarial Equivalent of such retirement income does not exceed 20% of the YMPE as at the Date of Determination.

The amount of any such form of benefit settlement shall be the Actuarial Equivalent of the benefit remaining to be paid.

(b)	A benefit required to be paid under the Plan to a Member who has ceased to accrue Continuous Service and who has been a non-resident of Canada for purposes of Revenue Rules for more than two years may be commuted and paid in a lump sum at the discretion of the person entitled to the benefit, provided the appropriate forms are completed and filed as required by Applicable Pension Laws.

3.	The Spouse of a British Columbia Member, who is entitled to a death benefit in accordance with Article 10 of the Plan, shall receive such benefit in the form of an immediate or deferred pension commencing prior to age 65 or may transfer the Actuarial Equivalent to a locked-in vehicle prescribed under Applicable Pension Laws. Excess contributions payable under Section 10.01 may be paid in a cash lump sum payment.

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Appendix C     Provincial Provisions – Manitoba

1.	“Spouse” means in relation to a Manitoba Member, the person who at the earlier of the commencement of a Member’s pension and the date of the Member’s death, meets one of the following eligibility requirements:

(a)	the person who is married to the Member; or

(b)	the common-law partner who, not being married to the Member, meets one of the following eligibility requirements:

(i)	the person who has resided with such Member in a conjugal relationship for at least three years if either of them is married; or

(ii)	the person who has resided with such Member in a conjugal relationship for at least one year if neither of them is married.

For greater certainty, a Spouse who satisfies the criteria under paragraph (b)(ii) shall only be considered to have survived the Member is such Spouse was cohabiting with the Member immediately prior to the death of the Member.

2.	Commutation of Pensions

(a)	Any benefit required to be paid under the Plan, may be commuted and paid in a lump sum at the discretion of the Member or the Member’s Spouse if the Member has died, if:

(i)	the annual retirement income that would be payable to the Member at Normal Retirement Date is less than 4% of the YMPE as at the Date of Determination; or

(ii)	the lump sum Actuarial Equivalent of the Member’s retirement income is less than 4% of the YMPE as at the Date of Determination.

The amount of any such form of benefit settlement shall be the Actuarial Equivalent of the benefit remaining to be paid.

3.	The Spouse of a Manitoba Member, who is entitled to a death benefit in accordance with Article 10 of the Plan, shall receive such benefit in the form of an immediate or deferred pension commencing prior to age 65, or may transfer the Actuarial Equivalent to a locked-in vehicle prescribed under Applicable Pension Laws. Excess contributions payable under Sections 8.05, 10.01 or 11.01 may be paid in a cash lump sum payment.

4.	For the purposes of Section 11.03 of the Plan, a Manitoba Member whose employment with a Participating Company is terminated prior to completion of the

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earlier of two years of Continuous Service or two years as a Plan Member, shall be entitled to receive the Actuarial Equivalent of the retirement income otherwise payable from Normal Retirement Date as a cash payment in accordance with paragraph 15.02 (b).

5.	For the purposes of Sections 8.05, 10.01, 11.01 and 11.03, the reference to January 1, 1987 shall be changed to January 1, 1985 for a Manitoba Member.

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Appendix C     Provincial Provisions – New Brunswick

1.	“Spouse” means in relation to a New Brunswick Member, the person who, at the earlier of the commencement of a Member’s pension and the date of the Member’s death, meets one of the following eligibility requirements:

(a)	the person who is married to the Member; or

(b)	the person who is married to the Member, by a marriage that is voidable and has not been avoided by a declaration of nullity; or

(c)	the person who has gone through a form or marriage with the Member, in good faith, that is void, and has cohabited with the Member within the preceding year; or

(d)	the person who is not married to the Member, provided that the person is cohabiting with the Member and they have cohabited:

(i)	continuously for a period of three years or more in a conjugal relationship in which one person has been substantially dependent upon the other for support; or

(ii)	in a relationship of some permanence where there is a child born of whom they are natural parents;

and they have cohabited within the preceding year.

2.	Commutation of Pensions

(a)	Any annuity required to be paid under the Plan may be commuted and paid in a lump sum at the discretion of the Member if the adjusted commuted value, as defined under Applicable Pension Laws is less than 40% of the YMPE as at the Date of Determination, subject to any approval by the Member’s Spouse as may be required under Applicable Pension Laws.

(b)	An annuity required to be paid under the Plan to a Member who has ceased to accrue Continuous Service, who is neither a Canadian citizen nor a resident of Canada for purposes of Revenue Rules and whose Spouse, if applicable, is neither a Canadian citizen nor a resident of Canada for purposes of Revenue Rules, may be commuted and paid in a lump sum at the request of the person entitled to the benefit, provided that the appropriate forms, including a spousal waiver, are completed and filed as required under Applicable Pension Laws.

The amount of any such form of benefit settlement shall be the Actuarial Equivalent of the benefit remaining to be paid.

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3.	For the purposes for Section 11.03 of the Plan, a New Brunswick Member whose employment with a Participating Company is terminated for any reason other than death or retirement prior to the completion of:

(a)	the date coincident with the completion of five years of Continuous Service; and

(b)	the date coincident with the completion of two years of Continuous Service as a Member commencing on or after January 1, 2001;

shall be entitled to receive the Actuarial Equivalent of the retirement income otherwise payable from Normal Retirement Date as a cash payment in accordance with paragraph 15.02 (b).

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Appendix C Provincial Provisions—Newfoundland

1.	“Spouse” means in relation to a Newfoundland Member, the person who, at the earlier of the commencement of a Member’s pension and the date of the Member’s death, meets one of the following eligibility requirements:

(a)	the person who is married to the Member; or

(b)	the person who is married to the Member by marriage that is voidable and has not been voided by a judgement of nullity; or

(c)	the person who has gone through a form or marriage with the Member, in good faith, that is void, and is cohabiting or has cohabited with the Member within the preceding year; or

(d)	in relation to a Member who is a Spouse, as described in (a), (b) or (c) above, means a person who is not the Spouse of the Member, who has cohabited continuously with the Member in a conjugal relationship for not less than three years; or

(e)	in relation to a Member who does not have a Spouse as described in (a), (b) or (c) above, means a person who has cohabited continuously with the Member in a conjugal relationship for not less than one year.

For the purposes of paragraphs (d) and (e), the person must be cohabiting with the Member or must have cohabited with the Member within the preceding year.

2.	Commutation of Pensions

An annuity required to be paid under the Plan may be commuted and paid in a lump sum at the discretion of the person entitled to the benefit if:

(a)	the annual retirement income that would be payable to the Member at or after the Normal Retirement Date is less than 4% of the YMPE as at the Date of Determination, or

(b)	the lump sum Actuarial Equivalent of such retirement income is less than 10% of the YMPE as at the Date of Determination.

This right may be exercised upon ceasing to accrue Continuous Service, at any other date as may be specified by Applicable Pension Laws and at any other date as may be authorized by the Administrator. The amount of any such form of benefit settlement shall be the Actuarial Equivalent of the benefit remaining to be paid.

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Appendix C Provincial Provisions—Nova Scotia

1.	“Spouse” means in relation to a Nova Scotia Member, the person who, at the earlier of the commencement of a Member’s pension and the date of the Member’s death, meets one of the following eligibility requirements:

(a)	the person who is married to the Member; or

(b)	the person who is married to the Member by marriage that is voidable and has not been annulled by a declaration of nullity; or

(c)	the person who has gone through a form or marriage with the Member, in good faith, that is void, provided that the person is cohabiting with the Member in a conjugal relationship, or if they have ceased to cohabit, has cohabited with the member in a conjugal relationship within the 12 month period immediately preceding the relevant time; or

(d)	the person who has cohabited with the Member in a conjugal relationship for a period of at least two years, neither of the Member and the person being a Spouse.

2.	Commutation of Pensions

An annuity required to be paid under the Plan may be commuted and paid in a lump sum at the discretion of the Administrator, if:

(a)	the annual retirement income is less than 4% of the YMPE as at the Date of Determination; or

(b)	the lump sum Actuarial Equivalent the Member’s retirement income is less than 10% of the YMPE as at the Date of Determination.

The amount of any such form of benefit settlement shall be the Actuarial Equivalent of the benefit remaining to be paid.

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Appendix C Provincial Provisions—Quebec

1.	“Spouse” means:

(a)	Subject to paragraphs (c) and (d) and to the requirements for registration under Applicable Pension Laws and Revenue Rules, in relation to a Member, the person whether the person is of the opposite sex or the same sex who, at the earlier of the commencement of the Member’s pension and the date of the Member’s death, meets one of the following eligibility requirements:

(i)	the person who is married to or in a civil union, with the Member; or

(ii)	where the Member is neither married nor in a civil union, the person who lives together with the Member in a conjugal relationship;

(A)	continuously for a period of three years or more; or

(B)	continuously for a period of one year or more if:

(1)	at least one child is born, or to be born, of their union;

(2)	they have adopted, jointly, at least one child while living together in a conjugal relationship; or

(3)	one of them has adopted at least one child who is the child of the other, while living together in a conjugal relationship.

For the purposes of subparagraph (ii), the birth or adoption of a child during a marriage, a civil union or a period of conjugal relationship prior to the period of conjugal relationship existing on the day as of which spousal status is established may qualify a person as a Spouse.

(b)	For the purposes of paragraphs (c), (d) and (e), “Separation” means, in relation to a Member and his Spouse:

(i)	legal separation from bed and board if the Spouse satisfies the eligibility requirement set out in subparagraph (a)(i); or

(ii)	cessation of conjugal relationship if the Spouse satisfies the eligibility requirement set out in subparagraph (a)(ii).

(c)

If Separation occurs, pursuant to subparagraph (b)(i), prior to the date the first pension instalment is due to the Member, the person who is the Member’s Spouse in accordance with subparagraph (a)(i) shall cease to be the Member’s

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Spouse for the purposes of Section 9.02 and 9.03 except where the Member notified the Company in writing to have such person entitled to the contingent pension despite such Separation.

(d)	In the event of Separation, the person who is the Member’s Spouse in accordance with paragraph (a) shall cease to be the Member’s Spouse for the purposes of Section 10.01 and 10.02.

(e)	If, after commencement of the Member’s pension, Separation occurs or the Spouse ceases to be married to or in a civil union with the Member, the person who was the Spouse of the Member on the commencement of the Member’s pension shall cease to be the Member’s Spouse for the purposes of any contingent pension payable under the form of payment elected by the Member in accordance with Article 9, except where the Member notified the Company in writing to have such person entitled to the contingent pension despite such Separation or termination of marriage or civil union.

2.	Phased Retirement

(a)	A member whose working time is reduced in accordance with Section 8.06 (a) may receive, on request, for each calendar year covered by the agreement with his employer, a lump sum payment which shall not exceed the lesser of:

(i)	70% of the reduction in the member’s remuneration resulting from the reduction in his working time during that year;

(ii)	40% of the YMPE for that year; and

(iii)	the lump sum Actuarial Equivalent of the benefits that the Member would have been eligible to receive in accordance with Section 11.01, had the Member terminated employment on the date the lump sum payment is made and assuming payment of any retirement income entitlement commencing on the Member’s Normal Retirement Date.

(b)	A Member may not receive, in the same calendar year, the benefit provided for in this Section and a retirement income payable under Section 8.04.

(c)	In the event that a member elects to receive a payment in accordance with paragraph (a):

(i)	subject to the other provisions of the Plan, the payment of Required Contributions and accrual of Credit Service shall continue;

(ii)	a reduced retirement income payable in accordance with Article 9 and commencing at Normal Retirement Date, is determined as at the date the payment under paragraph (a) is made, the lump sum Actuarial Equivalent of this reduced retirement income is equal to the payment received by the Member;

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(iii)	any benefit subsequently payable under the other provisions of the Plan shall be reduced by the Actuarial Equivalent of the reducing retirement income specified in subparagraph (iii).

3.	Interest

For a Quebec Member, the rate of interest credited to Required Contributions made while a Quebec Member, shall be the greater of:

(a)	four percent (4%); and

(b)	the rate of return attributable to the defined benefit portion of the Fund for the Plan Year, as determined by the Company.

However, the rate of Interest applicable for the year immediately preceding the calendar year of the Date of Determination shall be used for the Interest calculation in respect of the calendar year of the Date of Determination.

4.	Reduction of Form of Pension

(a)	If a Member receives a pension under a form that provides for the continuance of a least 60% of the Member’s pension to the Spouse after the Member’s death and if, after the commencement of the Member’s pension, the Member’s Spouse ceases to be entitled to the contingent pension by virtue of paragraph 1.(e) of this Schedule, the Member is entitled, on request to the Company, to a redetermination of the pension as of the effective date of the judgement granting the separation from bed and board, the divorce or the annulment of the marriage, as of the date of dissolution of the civil union or as of the date of the cessation of the conjugal relationship. The redetermined pension shall be in the same amount and have the same characteristics as the pension that would be payable to the Member at the date of redetermination had the Member not had a Spouse on the date the payment of the pension began.

(b)	Unless the Company has received the notice provided for in paragraph 1.(e) of this Schedule, the Company shall redetermine the Member’s pension in accordance with paragraph (a) if the benefits accrued to the Member under the Plan are partitioned, pursuant to Section 17.02, subsequent to the commencement of the Member’s pension.

(c)	If a Member requests redetermination in accordance with paragraph (a) and the effective date of the judgement granting the separation from bed and board, the divorce or the annulment of the marriage, or the date of the cessation of the conjugal relationship, is prior to January 1, 2001, the redetermination shall be effective as of the date of the Member’s request.

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5.	Commutation of Pensions

(a) (i)	Benefits required to be paid under the Plan to a Member who ceased to accrue Continuous after or prior to January 1, 2001 may be commuted and paid in a lump sum, at the discretion of the Member, if the payment of the Member’s retirement income has not commenced and if the lump sum Actuarial Equivalent of the benefits is less that 20% of the YMPE as at the Date of Determination. This right may be exercised upon ceasing to accrue Continuous Service, at any other date as may be specified by Applicable Pension Laws and at any other date as may be authorized by the Company.

(ii)	Where the requirements set out in subparagraph (i) are met, the Member’s benefits may be commuted and paid in a lump sum, at the discretion of the Company, subject to the notification requirements of Applicable Pension Laws.

(iii)	The amount of the benefit settlement under subparagraph (i) or (ii) shall be the Actuarial Equivalent of the benefits remaining to be paid.

(b)	A member who ceased to accrue Continuous Service after or prior to January 1, 2001 and who has not been residing in Canada for at least two years may elect to receive the payment of his benefits in the form of a lump sum. The amount of the benefit settlement under this paragraph shall be the Actuarial Equivalent of the benefits remaining to be paid.

(c)	A Member or Spouse who is entitled to a deferred retirement income from the Plan, who has attained age 55 but whose age is less than 65 and who files a duly signed form prescribed by Applicable Pension Laws with the Company, may receive, in each calendar year, a lump sum payment equal to the lesser of:

(i)	the lump sum Actuarial Equivalent of the deferred retirement income; and

(ii)	40% of the YMPE, minus the annual amount of any temporary retirement income received from a registered pension plan under a life annuity contract or under a life income fund during that calendar year.

The benefit entitlements of the Member or Spouse who elects to receive a lump sum payment in accordance with this paragraph shall be reduced in the manner specified in paragraph 2.(c) of this Schedule.

(d)	A Member or Spouse who is entitled to a deferred retirement income from the Plan and who elects to receive a temporary monthly income under a life

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income fund in accordance with Applicable Pension Laws prior to the calendar year in which this person attains age 55 may, for the purposes of replacing such deferred retirement income by a temporary income, apply for the transfer from the Plan to the life income fund, in each calendar year prior to the calendar year in which this person attains age 55, or an amount equal to the lesser of:

(i)	The lump sum Actuarial Equivalent of the deferred retirement income; and

(ii)	the additional amount required for the balance of the life income fund to allow, until the end of the calendar year, the payment of the maximum temporary monthly income under a life income fund as permitted by Applicable Pension Laws.

6.	120-Month Guarantee Option

(a)	In addition to the optional forms of payment described in Section 9.03, the Member may, subject to the conditions and actuarial adjustment specified in Section 9.03, elect to receive the retirement income payable under Article 8 or 11, except any temporary retirement income payable under Section 8.03, in the form of an annuity payable in equal monthly instalments for the life of the Member with the last payment due on the first day of the month in which the death of the Member occurs and with a guarantee that if the Member dies before 120 payments are made, the remaining payments shall continue to be paid to the Member’s Beneficiary.

(b)	A Member, who at the date the first instalment is due has a Spouse who has not waived, in prescribed form, the right to a contingent pension, may elect to receive the retirement income payable under Article 8 or 11, except any temporary retirement income payable under Section 8.03, in the form or an annuity payable as follows:

(i)	equal monthly instalments are paid for the life of the Member, until the last instalment due on the first day of the month in which the death of the Member occurs;

(ii)	if the Member dies before 120 monthly instalments are made and the Spouse is still alive, the instalments continue to be paid to the Spouse commencing on the first day of the month following the month in which the death of the Member occurs and ending on the earlier of:

(A)	the first day of the month in which the death of the Member’s Spouse occurs; and

(B)	the first day of the month in which a total of 120 monthly instalments are paid to the Member and the Spouse;

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and, if the date under (A) occurs prior to the date under (B), the instalments continue to be paid to the Spouse’s estate commencing on the first day of the month following the month in which the death of the Spouse occurs and ending on the first day of the month in which a total of 120 monthly instalments are paid to the Member, the Spouse and the Spouse’s estate;

(iii)	if the Member dies before 120 monthly instalments are made and the Spouse has predeceased the Member, the instalments continue to be paid to the Member’s Beneficiary commencing on the first day of the month following the month in which the death of the Member occurs and ending on the first day of the month in which a total of 120 monthly instalments are paid to the Member and the Beneficiary; and

(iv)	after the Member’s death and provided the Spouse is till alive, monthly installments equal to 60% of the retirement income that was payable to the Member continue to be paid to the Spouse commencing on the later of:

(A)	the first day of the month following the month in which the death of the Member occurs; and

(B)	the first day of the month that is 120 months later than the date of the first instalment was paid to the Member.

The benefit payable under this paragraph shall be the Actuarial Equivalent of the benefit payable under Section 9.01.

(c)	If the Member elects the form of payment specified in paragraph (a) or (b) and if the Member dies before 120 instalments are made, the temporary retirement income payable under Section 8.03 shall continue to be paid to the Member’s Beneficiary, the Spouse or the Spouse’s estate, as applicable under paragraph (a) or (b), until the earlier of:

(i)	the first day of the month in which a total of 120 monthly instalments are made; and

(ii)	the first day of the month preceding the Member’s Normal Retirement Date.

7.	Temporary Pension Option

(a)

A Member who elects to receive his retirement income payable under Article 8 or 11 prior to his Normal Retirement Date and who files a duly signed form prescribed by Applicable Pension Laws with the Company prior to the payment of the first instalment of the benefit, may elect to receive his retirement income, except any temporary retirement income payable under

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Section 8.03, in the form of a life annuity plus a temporary annuity ceasing in the month preceding the Member’s Normal Retirement Date, both payable in equal monthly instalments. The annual amount of the temporary annuity shall be fixed by the Member before payment begins, but shall not exceed (i) minus (ii), where:

(i)	is the lesser of:

(A)	40% of the YMPE in the year of payment commencement; and

(B)	the maximum annual amount of temporary retirement income permitted by Revenue Rules;

(ii)	is the annual amount of any temporary retirement income payable under Section 8.03.

(b)	If the Member elects the temporary pension option described in this Section, any benefits payable to the Member’s Beneficiary or Spouse after the Member’s death shall be determined in accordance with such other form of payment elected by the Member in accordance with Article 9, any guarantee or continuance being applied to the annuity payment pattern resulting from the temporary pension option.

(c)	The value of the benefits payable under the temporary pension option shall be the Actuarial Equivalent of the benefit which would have been otherwise payable had the Member not elected the temporary pension option.

(d)	A Spouse who becomes entitled to the payment of a retirement income under the Plan may elect the temporary pension option described in the foregoing provisions of this Section, adapted as required.

8.	Any excess contributions payable under Sections 8.05, 10.01 or 11.01, shall be payable as a deferred life annuity in accordance with Applicable Pension Laws.

9.	For a Quebec Member, Section 11.03 of the Plan shall not apply.

10.	For a Quebec Member, Section 15.02 shall apply but a transferred Member who has not reached age fifty-five (55) at the date of transfer may elect to be treated as a terminated Employee for the purpose of the Plan and to have his benefit entitlement determined and paid in accordance with Article 11.

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Appendix C Provincial Provisions—Saskatchewan

1.	“Spouse” means in relation to a Saskatchewan Member, the person who, at the earlier of the commencement of a Member’s pension and the date of the Member’s death, meets one of the following eligibility requirements:

(a)	the person who is married to the Member; or

(b)	if the Member is not married, the person with whom the Member is cohabiting at the relevant time and who has been cohabiting continuously with the Member as his spouse for at least one year prior to the relevant time.

2.	Commutation of Pensions

An annuity required to be paid under the Plan may be commuted and paid in a lump sum at the discretion of the Administrator, if:

(a)	the annual retirement income does not exceed 2% of the YMPE as at the Date of Determination; or

(b)	the lump sum Actuarial Equivalent of such retirement income does not exceed 4% of the YMPE as at the Date of Determination.

The amount of any such form of benefit settlement shall be the Actuarial Equivalent of the benefit remaining to be paid.

3.	For the purposes of Section 11.03, a Saskatchewan Member whose employment with a Participating Company is terminated for any reason other than death or retirement prior to completion of:

(a)	for a Member who accrued Credited Service, prior to January 1, 1994, the earliest of:

(i)	the date the Member completes two years of Continuous Service; and

(ii)	the latest of:

(A)	the date the Member completes one year of Continuous Service; and

(B)	the date on which the aggregate of the Member’s age and Continuous Service is equal to 45.

(b)	for a Member who joined the Plan after January 1, 1994, the date the Member completes two years of Continuous Service,

Kraft Canada Inc. Retirement Plan for Former Salaried Employees of Nabisco Ltd. Amended and Restated as of January 1, 2003	91

shall be entitled to receive the Actuarial Equivalent of the retirement income otherwise payable from Normal Retirement Date as a cash payment in accordance with paragraph 15.02 (b).

4.	For the purposes of Section 8.05, 10.01 and 11.01, the reference to January 1, 1987 shall be deleted for a Saskatchewan Member.